Exhibit 1

Exhibit 1 to Report on Form 6-K

Private Placement Agreement of Common Shares Issued by Embraer – Empresa

Brasileira de Aeronáutica S.A.

BETWEEN

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL - PREVI

FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL

BNDES PARTICIPAÇÕES S.A. - BNDESPAR

DASSAULT AVIATION S.A.

EUROPEAN AERONAUTIC DEFENCE AND SPACE COMPANY EADS FRANCE

BANCO J.P. MORGAN S.A.

BANCO MERRILL LYNCH DE INVESTIMENTOS S.A.

COMPANHIA BRASILEIRA DE LIQUIDAÇÃO E CUSTÓDIA

DATED FEBRUARY 6, 2007

Private Placement Agreement of Common Shares Issued by Embraer – Empresa

Brasileira de Aeronáutica S.A.

By this Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007, the parties:

a.	EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A., a publicly-held corporation of authorized capital with its head office at Avenida Brigadeiro Faria Lima , nº 2170, in the City of São José dos Campos, in the State of São Paulo, enrolled with the Brazilian Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 07.689.002/0001-89, hereby represented pursuant to its Bylaws (“Company”);

b.

Caixa de Previdência dos Funcionários do Banco do Brasil - PREVI, a closed supplementary pension entity incorporated as a civil, not-for-profit company, with its head office in the City of Rio de Janeiro, in the State of Rio de Janeiro, at Praia do Botafogo, nº 501, 3[o] e 4º andares, enrolled with the Brazilian Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 33.754.482/0001-24, hereby represented pursuant to its Bylaws (“PREVI”);

c.	Fundação Sistel de Seguridade Social, a closed private pension entity, with its head office in the City of Brasília, Distrito Federal, at SEPS 702/902 - Conjunto B - Bloco A - Edifício General Alencastro, 1° e 2° andares, enrolled with the Brazilian Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 00.493.916/0001-20, hereby represented pursuant to its Bylaws (“SISTEL”);

d.	BNDES Participações S.A. - BNDESPAR, a corporation, whole-owned subsidiary of the National Bank for Economic and Social Development - BNDES with its head office in the City of Brasília, in the Federal District with its business address at Avenida República do Chile, n° 100, parte, in the City of Rio de Janeiro, in the State of Rio de Janeiro, enrolled with the Brazilian Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 00.383.281/0001-09, hereby represented by its attorney-in-fact, (“BNDESPAR”);

e.	Dassault Aviation S.A., a corporation incorporated according to the Laws of France, with its head office at 9 Rond-Point des Champs-Elysées – Marcel Dassault, Paris 75008, France, herein represented by its attorney-in-fact (“Dassault Aviation”)

f.	European Aeronautic Defence And Space Company EADS France, a simple corporation incorporated according to the Laws of France, with its head office at 37 Bd de Montmorency, Paris, France, herein represented by its attorney-in-fact (“EADS” and, collectively with PREVI, SISTEL, BNDESPAR and Dassault Aviation, the “Selling Shareholders”);

g.	BANCO J.P. MORGAN S.A., a financial institution with its head office at Avenida Brigadeiro Faria Lima, nº 3.729, 13º ao 15º andares, in the City of São Paulo, in the State of São Paulo, enrolled with the Brazilian Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 33.172.537/0001-98, hereby represented pursuant to its Bylaws (“JPMorgan” , or for the purposes of CVM Instruction nº 400, “Lead Arranger”);

h.	BANCO MERRILL LYNCH DE INVESTIMENTOS S.A., a financial institution with its head office in the City of São Paulo, in the State of São Paulo, at Avenida Brigadeiro Faria Lima, n.º 3.400,

18.º andar, enrolled with the Brazilian Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 62.073.200/0001-21, hereby represented pursuant to its Bylaws; (“Merrill Lynch” and, or collectively with the Lead Arranger , “Arrangers of the Brazilian Offering”);

and, as the intervening consenting party,

f.	COMPANHIA BRASILEIRA DE LIQUIDAÇÃO E CUSTÓDIA, a corporation with its head office at Rua XV de Novembro nº 275, in the City of São Paulo, in the State of São Paulo, enrolled with the Brazilian Registry of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 60.777.661/0001-50, hereby represented pursuant to its Bylaws (“CBLC”);

WHEREAS, except as otherwise defined in other sections hereof, the terms with initials in capital letters shall have the meanings attributed to them in Clause 1.1;

WHEREAS the secondary offering for public distribution of common shares issued by the Company, all registered, book-entry, without par value, free and clear of any liens or encumbrances (“Shares”), to be held within the scope of a global offering (“Global Offering”), upon the simultaneous offering of Shares on the non-organized over-the-counter market in Brazil and abroad, as American Depositary Shares (“ADSs”) was approved by the Board of Executive Officers of PREVI at a meeting held on December 19, 2006, the Governing Board of SISTEL, at the meeting held on December 15, 2006, the Board of Directors of BNDESPAR at the meeting held on January 11, 2007 and by the officers of Dassault Aviation and EADS;

[WHEREAS that the Board of Executive Officers of BNDESPAR approved the Price per Share at a meeting held on February [6], 2007, and the other Selling Shareholders had already authorized the determination of the Price per Share upon a Bookbuilding Procedure;]

WHEREAS the Selling Shareholders intend to carry out the public offering of (a) [ ] Shares in Brazil (“Shares Subject to the Brazilian Offering”), on the non-organized over-the-counter market, under the terms of Instruction n.º 400, of December 29, 2003, of the Brazilian Securities and Exchange Commission, as amended (“CVM Instruction No. 400”), to be carried out by the Arrangers of the Brazilian Offering, with the participation of the Engaged Arrangers and the Institutions Participating in the Brazilian Offering and abroad, upon efforts to be performed by J.P. Morgan Securities, Inc. (“JPMorgan Securities”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch Incorporated” and, or collectively with JPMorgan Securities the “Arrangers of the Global Offering”) and by certain financial institutions engaged by such Arrangers of the Global Offering, by way of a transaction registered in conformity with the provisions set forth in the Securities Act of 1933, of the United States of America, as amended (“Securities Act”), and in accordance with the legislation in effect in the domicile country of each investor, by way of the investment mechanisms governed by the Brazilian legislation, the National Monetary Council (“CMN”), the Central Bank of Brazil (“Bacen”) and the CVM. Foreign investors to which efforts to sell abroad shall be carried out, shall register their investments for participation in the Brazilian Offering, pursuant to Law No. 4,131, of CVM Instruction No. 325 and CMN Resolution No. 2.689, as amended. The Shares Subject to Sale in Brazil shall be mandatorily purchased, settled and paid to the Arrangers of the Brazilian Offering, in local official currency, under the terms of Article 19, paragraph 4, of Law 6.385, of December 15, 1976, as amended (“Brazilian Offering”); and (b) the public offering of [•] Shares abroad (“Shares Subject to the Global Offering”), represented by ADRs, through the Arrangers of the Global Offering and certain financial institutions coordinated thereby, by way of a transaction registered in conformity with the provisions set forth in the Securities Act (“Global Offering”); and

WHEREAS the Selling Shareholders intend to grant Merrill Lynch an over-allotment option for the acquisition of 10,935,570 Shares held by the Selling Shareholders, equivalent to up to 15% of the Shares originally offered in the Global Offering (“Over-allotment Shares”), less the Shares as ADSs which may be subject to the exercise of the Supplementary ADRs Option (as defined below), which shall be solely used to meet any excess demand that may arise over the course of the Global Offering, under the same conditions and pricing of the Shares originally offered (“Over-allotment Shares Option”). The Over-allotment Shares Option may be exercised, fully or partially, at the sole discretion of Merrill Lynch, upon the decision by the Lead Arranger, within 30 days of the date of execution of the Underwriting Agreement, inclusive (“Exercise Period”). Furthermore, the Selling Shareholders intend to grant Merrill Lynch Incorporated an over-allotment option for acquisition of 10,935,570 ADRs, equivalent to up to 15% of the Shares initially tendered in the Global Offering, less the Shares that might have been subject to the exercise of the Supplementary ADRs Option (“Supplementary ADRs”), which shall be solely used to meet any excess demand that may arise over the course of the Global Offering, under the same conditions and pricing of the ADRs originally offered (“Supplementary ADRs Option”). The Supplementary ADRs Option may be exercised, fully or partially, at the sole discretion of Merrill Lynch Incorporated, upon the decision by JPMorgan Securities, within thirty days of the date of execution of the Underwriting Agreement, inclusively.

NOW, THEREFORE, the parties hereto have decided to enter into this Agreement, which shall be governed by the following provisions:

CLAUSE ONE

Definitions

Clause 1.1 As used in this instrument, the terms with initials in capital letters shall have the following meanings:

“Selling Shareholders” mean, collectively, PREVI, SISTEL, BNDESPAR, Dassault Aviation and EADS, as defined in the Introduction hereof.

“Shares” means the common shares, registered, book-entry, without par value and issued by the Company, which shall be distributed within the scope of the Global Offering, as defined in the Introduction hereof.

“Shares Subject to the Brazilian Offering” shall have the meaning attributed to them in the Introduction hereof.

“Shares Subject to the Global Offering” means, collectively, the Shares Subject to the Brazilian Offering and the Shares Subject to the International Offering.

“Over-allotment Shares” shall have the meaning attributed to them in the Introduction hereof.

“ADR” means American Depositary Receipt.

“Supplementary ADRs” ” shall have the meaning attributed to them in the Introduction hereof.

“Affiliates” means the persons who, directly or indirectly, control, are controlled or are under common control of any other person.

“ANBID” means the National Association of Investment Banks.

“Announcement on Completion” means the announcement to inform about the final result of the Global Offering to be published by the Arrangers of the Brazilian Offering and the Selling Shareholders under the terms of CVM Instruction No. 400.

“Announcement on Commencement” means the announcement to inform about the commencement of the Period for Distribution of the Shares, to be published by the Arrangers of the Brazilian Offering and the Selling Shareholders, under the terms of CVM Instruction No. 400.

“Notice to the Market” means the notice published on January 23, 2007, and published again on January 30, 2007, with the sole objective of presenting a complete list of the Accredited Brokerage Companies taking part in the Offering, to inform about certain terms and conditions of the Brazilian Offering, including those related to the receipt of Reserve Requests during the Reserve Period, in conformity with Article 53 of CVM Instruction No. 400.

“Governmental Authorizations” means, or collectively, the licenses, approvals, consents and other authorizations issued by the relevant federal, state, municipal or foreign authorities, regulatory agencies or bodies required for the regular operation of business by any person.

“BACEN” means the Central Bank of Brazil.

“BNDESPAR” means BNDES Participações S.A. – BNDESPAR, as defined in the Introduction hereof.

“Blue Sky Laws” means the state laws governing the trading of securities in the United States of America.

“Bovespa” means the São Paulo Stock Exchange.

“Brasil” means the Federative Republic of Brazil.

CBLC” means Companhia Brasileira de Liquidação e Custódia, as defined in the Introduction hereof.

“Investment Clubs” means the investment clubs registered with the Bovespa, under the terms of the regulation in effect.

“CMN” means the National Monetary Council.

“Basic Commission” shall have the meaning attributed to it in Clause 8.1 hereof.

“Basic Commission of Over-allotment and/or Additional Shares” shall have the meaning attributed to it in Clause 8.1 hereof.

“Company” means Embraer – Empresa Brasileira de Aeronáutica S.A.

“Settlement Account” means the settlement account held by CBLC with the Reserve Transfer System of the BACEN.

“Agreement” means this Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., as originally entered into and amended at any time.

“Stabilization Agreement” means the agreement entered into as of this date between the Selling Shareholders, Merrill Lynch and Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários, that governs the procedures for the performance of transactions for the stabilization of prices in the Brazilian market by Merrill Lynch, through Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários, approved by the CVM and Bovespa.

“Company’s Agreement” means any obligation, contract, agreement, deed, mortgage, trust deeds, loan, credit agreement, debenture, promissory note, leasing or other agreements or instruments to which the Company or any of its Subsidiaries are parties or whereby any of the Company’s or its Subsidiaries’ assets or properties are linked.

“Lead Arranger” shall have the meaning attributed to them in the Introduction hereof.

“Arrangers of the Brazilian Offering” shall have the meaning attributed to them in the Introduction hereof.

“Arrangers of the Global Offering” shall have the meaning attributed to them in the Introduction hereof.

“Engaged Arrangers” means any financial institution authorized to operate in the Brazilian capital markets, which are not a party to this Agreement and that may be engaged by the Arrangers of the Brazilian Offering to take part in the Brazilian Offering, by way of the execution of the Adhesion Instrument.

“Accredited Brokerage Companies” means the brokerage companies authorized to operate in the Bovespa, engaged by the Arrangers of the Brazilian Offering to collect the Reserve Requests from Non-Institutional Investors, within the scope of the Retail Offering.

“CPMF” means the Provisional Contribution on Financial Transactions or Transfer of Amounts or Credits and Rights of Financial Nature.

“CVM” means the Brazilian Securities and Exchange Commission.

“Dassault Aviation” means Dassault Aviation S.A., as defined in the Introduction hereof.

“Settlement Date” means up to the third business day counted from the publication of the Announcement on Commencement.

“Settlement Date for the Over-allotment Shares” means up to the third business day counted from the exercise date of the Over-allotment Shares Option.

“Offering Documents” means, or collectively, this Agreement, the Underwriting Agreement, the Stabilization Agreement and any other agreement or document entered into or to be entered into within the scope of the Global Offering.

“EADS” means European Aeronautic Defence and Space Company EADS France, as defined in the Introduction hereof.

“Material Adverse Effect” means (i) any material adverse effect on the financial position, assets, liabilities, business, properties, results of operations or prospects of the Company and of any of its Subsidiaries; and (ii) any material adverse effect on the Company’s or the Selling Shareholders’ ability to fulfill the obligations set forth in any of the Offering Documents.

“Employee” means any Employee of the Company or of its Subsidiaries.

“Claim” means any restriction (of contractual, real, legal or any other nature) to the free disposal, use, and gratification from any asset or right, including, for example, any liens, charges, encumbrance, security interest, conditional sale, contractual restrictions or other restrictions of any nature.

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended.

“Information on the Selling Shareholder” means, in relation to any Selling Shareholder, the representations in that respect made by said Selling Shareholder which are found in the Prospectuses under “Main Shareholders and Selling Shareholders.”

“Institutions Participating in the Brazilian Offering” means, or collectively, the Arrangers of the Brazilian Offering, the Engaged Arrangers and the Accredited Brokerage Companies.

“CVM Instruction nº 325” means CVM Instruction nº 325, of January 27, 2000, as amended.

“CVM Instruction nº 358” means CVM Instruction nº 358, of January 3, de 2002, as amended.

“CVM Instruction nº 400” means CVM Instruction nº 400, of December 29, 2003, as amended

“Institutional Investors” means individuals and legal entities whose specific orders for investment represent amounts exceeding R$300,000.00, investment funds, Investment Clubs, managed portfolios, pension funds, third-parties funds’ administrators registered with the CVM, entities authorized to operate by the BACEN, groups formed to invest in the marketable securities’ portfolio registered with the CVM and/or the Bovespa, insurance companies, supplementary pension and capitalization entities and investors resident abroad investing in Brazil in conformity with the rules set forth by CMN Resolution nº 2.689 and CVM Instruction nº 325.

“Non-Institutional Investors” means individuals and legal entities resident and domiciled in Brazil, as well as Investment Clubs, that are not considered as Institutional Investors, deciding to take part in the Retail Offering.

“JPMorgan” shall have the meaning attributed to them in the Introduction hereof.

“JPMorgan Securities” shall have the meaning attributed to them in the Introduction hereof.

“Brazilian Corporate Law” means Law nº 6.404, of December 15, 1976, as amended.

“Merrill Lynch” shall have the meaning attributed to them in the Introduction hereof.

“Merrill Lynch Incorporated” shall have the meaning attributed to them in the Introduction hereof.

“Brazilian Offering” shall have the meaning attributed to it in the Introduction hereof.

“Retail Offering” shall have the meaning attributed to it in Clause 4.1 hereof.

“Global Offering” shall have the meaning attributed to it in the Introduction hereof.

“Institutional Offering” shall have the meaning attributed to it in Clause 4.1 hereof.

“Global Offering” shall have the meaning attributed to it in the Introduction hereof.

“Over-allotment Shares Option“ shall have the meaning attributed to it in the Introduction hereof.

“Supplementary ADRs Option“ shall have the meaning attributed to it in the Introduction hereof.

“Indemnified Party” shall have the meaning attributed to it in Clause 12.1(d) hereof.

“Indemnifying Party” shall have the meaning attributed to it in Clause 12.1(d) hereof.

“Reserve Request” means the reserve request made by each Non-Institutional Investor to one single Institution Participating in the Brazilian Offering, by means of filling of a specific form, during the Reserve Period, for the acquisition of Shares, under the terms of CVM instruction nº 400.

“Distribution Period” means the 6-month (six) period starting on the publication date of the Announcement on Commencement or up to the publication date of the Announcement on Completion, whichever occurs first.

“Exercise Period” shall have the meaning attributed to it in the Introduction hereof.

“Reserve Period” means the period from January 30, 2007, inclusively, to February 5, 2007, inclusively.

“Restricted Period” shall have the meaning attributed to it in Clause 9.1(t).

“Related Persons” shall have the meaning attributed to it in Clause 4.5 hereof.

“Price per Share” means the sales price per Share indicated in item 5 of Appendix II hereto.

“PREVI” means Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI, as defined in the Introduction hereof.

“BR GAAP” means the accounting practices adopted in Brazil, defined by the Brazilian Corporate Law, the CVM, the Institute of Independent Auditors of Brazil (Ibracon) and the Federal Accounting Council.

“Bookbuilding Procedure” means the procedure provided for in Article 44 of CVM Instruction nº 400, performed by the Arrangers of the Brazilian Offering in Brazil and the Arrangers of the Global Offering abroad.

“Global Prospectuses” means the prospectuses prepared within the scope of the Global Offering, namely, the Prospectus, dated December 20, 2006, the Preliminary Offering Supplement, dated January 22, 2007 and the Offering Supplement, dated February 6, 2007.

“Final Prospectus” means the document prepared by the Company and the Selling Shareholders, in conjunction with the Arrangers of the Brazilian Offering, under the terms of CVM Instruction nº 400.

“Preliminary Prospectus” means the document prepared by the Company and the Selling Shareholders, in conjunction with the Arrangers of the Brazilian Offering, under the terms of CVM Instruction nº 400.

“Prospectuses” means, or collectively, the Final Prospectus and the Preliminary Prospectus.

“CVM Registration” means the registration to be granted by the CVM for the performance of the Offering.

“Environmental Regulation” means any laws, regulations, orders, rules or judicial or administrative decisions, local or foreign, concerning the pollution or the protection of human health and safety and of the environment, including, for example, laws and regulations concerning the release of Hazardous Substances, as well as those concerning the production, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Substances.

“Remuneration of Engaged Arrangers” shall have the meaning attributed to it in Clause 8.1 hereof.

“Novo Mercado Regulations” means the Novo Mercado Regulations of Bovespa.

“CMN Resolution nº 2.689” means CMN Resolution nº 2.689, of January 26, 2000, as amended.

“Securities Act” shall have the meaning attributed to it in the Introduction hereof.

“SEC” means the Securities and Exchange Commission.

“SISTEL” means Fundação Sistel de Seguridade Social, as defined in the Introduction hereof.

“Good Standing” means that all filings and registrations of corporate documents with relevant trade boards have been made, as may be required for the Company and its Subsidiaries to continue in good standing.

“Subsidiaries” means each of the companies, personified or otherwise, listed in Appendix III.

“Hazardous Substances” means any effluents, pollutants, contaminants, rejects, toxic substances, hazardous substances, oil or its by-products and asbestos-containing products.

“Adhesion Instrument” means the instrument executed by each Engaged Arranger and/or Accredited Brokerage Company together with the Arrangers of the Brazilian Offering, whereby each of them agrees to abide by the terms hereof, as set forth in Clause 11.1.

“Taxes” means any tax, impost, fees, emoluments, income tax and social contributions, governmental liens, retentions or deductions charged in Brazil, or by any political subdivision or tax authority thereof or located therein, including any interest, surtax, fine or related penalty.

“Underwriting Agreement” means the International Underwriting Agreement entered into as of this date between the Company, the Selling Shareholders and the Arrangers of the Global Offering, that provides for the main terms and conditions for the performance of the efforts to place the Shares abroad and sale the ADSs abroad.

“U.S. GAAP” means the accounting principles generally accepted in the United States of America.

CLAUSE TWO

Purpose; Placement System; Over-allotment Shares Option

Clause 2.1 The Selling Shareholders shall engage each of the Arrangers of the Brazilian Offering, subject to the terms and conditions herein, to carry out the offering of the Shares Subject to the Brazilian Offering, either directly or by means of the Engaged Arrangers and/or the Accredited Brokerage Companies, pursuant to the provisions of CVM Instruction nº 400 and in compliance with the efforts to dilute the shares provided for in the Novo Mercado Regulations.

Clause 2.2 Subject to the terms and conditions herein, each of the Arrangers of the Brazilian

Offering, without joint liability shared among each other, shall undertake with the Selling Shareholders to carry out the placement of the Shares Subject to the Brazilian Offering, at the Price per Share, agreed under the firm guaranteed settlement system, at the respective value listed in item 4 of the Appendix II hereto. The objective of the firm guaranteed settlement system is the total amount of the Shares originally offered within the scope of the Brazilian Offering, corresponding to the result of the multiplication of the number of Shares originally offered within the scope of the Brazilian Offering at the Price per Share.

Clause 2.3 The Selling Shareholders shall grant Merrill Lynch an Over-allotment Shares Option, equivalent to up to 15% of the Shares originally offered within the scope of the Global Offering, less the Shares as ADSs which may be subject to the exercise of the Supplementary ADRs Option, at the respective number indicated in the column “Over-allotment Shares” of the Appendix I hereto, that might be exercised by Merrill Lynch, upon consultation to the Lead Arranger, fully or partially, during the Exercise Period. The exercise of the Over-allotment Shares Option, the delivery of the Over-allotment Shares and the payment for the Over-allotment Shares shall be made in conformity with the procedures set forth in Clause 6.2.

Clause 2.4 The Arrangers of the Global Offering were engaged by the Company and the Selling Shareholders, under the terms of the Underwriting Agreement, to sale the Shares abroad, upon placement efforts, and the sale of ADSs. Notwithstanding, any provision to contrary herein, the acquisition of the Shares Subject to the Global Offering (except the Shares in the form of ADSs) shall occur solely in Brazil.

Clause 2.5 Without prejudice to the firm guarantee provided for herein, the Arrangers of the Brazilian Offering may allocate the Shares for distribution by the Arrangers of the Global Offering abroad, within the scope of the Global Offering, as ADRs, represented by ADRs, under the terms of the Underwriting Agreement.

CLAUSE THREE

Representations and Warranties

Clause 3.1 Representations and warranties by the Company. The Company represents and warrants to the Arrangers of the Brazilian Offering that:

(a) The Preliminary Prospectus did not contain, on the disclosure date, and the Final Prospectus does not contain, as of this date, and will not contain as of the Settlement Date and the Date for Settlement of the Over-allotment Shares, any untrue statement of a material fact or omission to state any material fact that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided however that the Company does not furnish any warranty or representation in relation to the following information included in the Prospectuses furnished to the Company (A) information on the Arrangers of the Brazilian Offering exclusively to be used in the Prospectuses, being understood and agreed to that only information of this nature is that which is described as such in Clause Twelve hereof, and (B) information on any Selling Shareholder included in section “Principal and Selling Shareholders”. There is no material information between the information included in the Preliminary Prospectus and the Final Prospectus. The request for registration of the Offering filed with CVM and the Prospectuses have been prepared in accordance with CVM Instruction 400, the ANBID Self-Regulation Code for Public Offerings for the Distribution and Acquisition of Securities issued by ANBID and does not contain any untrue statement of a material fact or omission to state any material fact that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company (including its agents and representatives, except for the Arrangers of the

Brazilian Offering) does not distribute and will not distribute any materials related to the Brazilian Offering in addition to the Prospectuses, advertising material and the road show materials filed with the CVM in conformity with Brazilian legislation (it being understood for purposes of this clause that the following documents do not constitute Brazilian Offering material: the Notices to the Market, Announcement on Commencement and Announcement on Completion and Material Facts published or to be published in view of the Brazilian Offering, as well as each and any additional documents that the Company or any of its Subsidiary shall publish to comply with the Brazilian legislation);

(c) The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectuses comply in all material respects with the applicable Brazilian legislation and the accounting principles generally accepted and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of Prospectuses present fairly the information required to be stated therein; and the other historical financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(d) Except (i) as disclosed in the Prospectuses and (ii) for issuance of Shares and increases in the capital stock of the Company resulting from the exercise of stock options, as from the most recent financial statements of the Company attached to the Prospectuses, (A) there has not been any change in the capital stock or long-term indebtedness of the Company or any of its Subsidiaries, or payment of any dividend or distribution of any nature, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a material adverse change, affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement not in the ordinary course of business that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, current or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) the Company and its subsidiaries, taken as a whole, have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Prospectuses.

(e) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction, and have all power and authority necessary to own, lease, operate and develop their respective businesses, as set forth in the Prospectuses; (ii) the Company is duly authorized to conduct the businesses in any other jurisdiction in which the ownership or the lease of the assets or the performance of the activities must be authorized, except where the failure to obtain such authorizations, licenses and be in good standing would not have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under any of the Offering Documents.

(f) The Company does not own or control, directly or indirectly, any company, association, or other legal entity, except for the Subsidiaries and the shareholding interests held by the Company in the Subsidiaries described in the Prospectuses, except for Embraer Overseas Limited, Embraer Asia Pacif Pte Ltd. and Embraer GPX S.A.

(g) The Company has an authorized capital as set forth in the Prospectuses under the heading “Description of Capital Stock;” all the outstanding shares of capital stock of the Company (including the Shares Subject to the Global Offering) have been duly and validly authorized, issued and fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in the Prospectuses, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest issued by the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share by the Company or any such subsidiary, any such securities convertible into or exchangeable or shares issued by the Company, or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; and all shares and securities of the subsidiaries of the Company have been duly and validly authorized, issued, fully paid and non-assessable (except for the shares held by the members of the board of directors for eligibility purposes and as described in the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h) The Shares have been admitted for trading on the Novo Mercado Segment of the Bolsa de Valores de São Paulo – BOVESPA and the ADSs have been admitted for trading in the NYSE, but the respective issuance have not been previously notified.

(i) The Company has full right and all authorizations necessary to execute the Offering Documents and to perform its obligations set forth in the Offering Documents. All action required to be taken for the due and proper authorization, execution and delivery of each of the Offering Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) This Agreement and the Brazilian Underwriting Agreement have been duly authorized and executed by the Company.

(k) The Shares and the rights assigned are duly described, in all material respects, in the Prospectuses.

(l) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Company’s Agreement; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Brazilian, U.S. federal or state or other court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property, except for those cases described in clause (ii) above, which, individually or in the aggregate, would not have a Material Adverse Effect;

(m) The execution of the documents of the Offering by the Company and the compliance of the Company with the obligations thereof (i) do not conflict or will conflict, do not result or will result in breach or violation of the terms of any Agreement of the Company, do not represent or will represent default, do not result or will result in the creation or imposition of any liens or encumbrances on the equity or assets of the Company or its Subsidiaries under the terms of any Agreement of the Company; (ii) do not result and will not result in violation of the documents or bylaws or other documents of formation of the Company or its Subsidiaries and (iii) do not result and will not result in non-compliance with any law, judicial decision, order, rule or regulation of any Brazilian or US federal, state, judicial or regulatory authority with powers over the Company and its Subsidiaries or their respective equity, except in those cases described in item (ii) above, the non-compliance of which would not result, separately or collectively, in a Material Adverse Effect.

(n) No consent, approval, authorization, order, filing, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (“Authorizations”) is required for the execution, delivery and performance by the Company of each of the Offering Documents to which it is a party and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Offering Documents, except (i) for the Authorizations that have been obtained under the Securities Act and the Exchange Act, (ii) for the CVM Registration, to be obtained before the Settlement Date and shall remain in force, (iii) for the approvals by the Brazilian Securities Commission and the São Paulo Stock Exchange for the arrangements set forth in the Stabilization Agreement, which have been obtained and will remain in full force, (iv) any authorization that may be required from the Brazilian Central Bank for any payments outside Brazil pursuant to Section Twelve of this Agreement, which shall only be sought in the event Section Twelve becomes applicable, (v) any authorizations that may be required under applicable securities laws of the various states in the United States, or (vi) any authorizations that may be required by the securities or similar laws of any foreign jurisdiction other than Brazil applicable to the Global Offering.

(o) Except as described in the Prospectuses, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending before any Brazilian, U.S. federal or state or other court, governmental agency or body to which the Company or any of its subsidiaries is or may be a party or to which any asset or property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, that, if determined adversely to the Company or any of its subsidiaries, may reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or legal, administrative or regulatory proceedings, to the knowledge of the Company, are threatened or contemplated by any governmental or regulatory authority or by others.

(p) Deloitte Touche Tohmatsu Auditores Independentes are independent public accountants with respect to the Company and its subsidiaries as required by the applicable Brazilian legislation.

(q) Except as described in the Prospectuses, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use the assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, defects of guarantee, defects and imperfections of title except those that (i) do not materially interfere with the use of such asset by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) (i) The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary, as well as confidential information, systems or procedures), material for the Company and its Subsidiaries and necessary for the conduct of their respective businesses, except for the failure to own or possess any such license or other right that would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others; and (iii) neither the Company nor any of its Subsidiaries have received any notice of any judicial or administrative claim of infringement of or conflict with any such rights of others, which infringement or conflict could, individually or in the aggregate, have a Material Adverse Effect.

(s) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other Affiliates of the Company or any of its subsidiaries, on the other, that should be described in the Prospectuses and that is not so described in each of the Prospectuses as set forth in the Brazilian legislation.

(t) (i) The Company and its Subsidiaries have filed all tax returns required by applicable legislation to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes due thereon (other than taxes being challenged in good faith and for which appropriate reserves have been made in accordance with generally accepted accounting principles in Brazil), except for the filings of tax returns or payment of taxes, as applicable, the failure to so file or pay, as applicable, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) except as otherwise disclosed in the Prospectuses, there is no tax liability that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective assets which would have a Material Adverse Effect.

(u) There is no charge, rate, contribution, deduction or withholding tax shall be paid by the Arrangers of the Brazilian Offering in Brazil in connection with the execution of, delivery of or compliance by the Company with the Offering Documents or the sale by the Selling Shareholders of the Shares Subject to the Global Offering, except for the filing expenses and deposits to secure judgments in Brazil.

(v) (i) The Company and its subsidiaries possess all Governmental Authorizations, and have made all declarations and filings with the appropriate Brazilian, U.S. federal, state, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectuses, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; (ii) except as described in the Prospectuses, neither the Company nor any of its subsidiaries has received notice of any proceeding relating to the revocation or modification of any Governmental Authorization which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and (iii) neither the Company nor any of its subsidiaries has any reason to believe that any such Governmental Authorization will not be renewed in the ordinary course.

(w) No labor disturbance by or dispute with Employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, or any of the Company’s subsidiaries’ principal suppliers, except as would not have a Material Adverse Effect.

(x) (i) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants, (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or disposal or release of Hazardous Substances, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i)(c) and (ii) above, for any such failure to comply, or failure to receive or comply with required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Prospectuses, (A) there is no pending or eminent approval known by the Company and its Subsidiaries related to Environmental Regulation, of which any environmental authority is party, except for the procedures which the Company and its Subsidiaries do not expect amounts superior to US$1 million as a result of penalties imposed; (B) the Company and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Substances, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) except as described in each of the Prospectuses, none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(y) The Company and its Subsidiaries (i) prepare and store books and records which are accurate in all material respects; and (ii) maintain internal controls in accordance with the Brazilian law and the Brazilian accounting practices, which provide reasonable assurance that (A) the operations have been performed as authorized by management; (B) the operations are registered as necessary to allow the preparation of the financial statements in accordance with the Brazilian accounting practices and to maintain the responsibility of render accounts of the assets; (c) the access to the assets is solely allowed upon management approval; and (D) the responsibility reported as regards to the rendering of accounts of the assets is compared to the existing assets on a reasonable basis and the necessary measures are performed as regards to the differences.

(z) The Company and its subsidiaries have insurance in such amounts and covering such risks as are adequate for the conduct of their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(aa) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, Employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (iii) made any payment or taken any action which would have violated or would be in violation of any provision of Brazilian law or of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), if any of such persons had been or were subject to the FCPA; or (iv) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment.

(bb) No subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends, from making any other distribution to the Company, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such s properties or assets to the Company or any other subsidiary of the Company.

(cc) None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Underwriting Agreement) that would give rise to a valid claim against any of them or any Arranger of the Brazilian Offering for a brokerage commission, finder’s fee or like payment in connection with the Global Offering.

(dd) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares Subject to the Global Offering, except for those activities to be carried out by Merrill Lynch acting through Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários in Brazil pursuant to the Stabilization Agreement, which do not represent price manipulation.

(ee)(i) The Company’s existing firm orders in firm orders in backlog for its aircraft are, in all material respects, set forth in each of the Prospectuses; (ii) assuming all such firm orders are valid and binding obligations of the other parties thereto, all such firm orders are valid and binding obligations of the parties involved and the Company, and are in full force and effect with respect to the Company, and such orders are subject to no limitations, restrictions or conditions other than as set forth in or contemplated by the Prospectuses, except for such limitations, restrictions or conditions as, individually or in the aggregate, would not result in a material adverse effect; and (iii) all aircraft purchase contracts that represent such firm orders in backlog and any amendments thereto are in substantially the forms previously supplied to the Arrangers of the Brazilian Offering for inspection.

(ff) No forward-looking statement contained in any of the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(gg) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Prospectuses is not based on or derived from sources that are reliable and accurate in all material respects.

(hh) No approvals are currently required in Brazil in order for the Company to pay dividends, interest on shareholders’ equity or other distributions declared by the Company to the holders of Shares; and, except as disclosed in each of the Prospectuses, under current laws and regulations of the Brazil and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof, dividends, interest on shareholders’ equity and other distributions declared and payable on the Shares may be paid by the Company in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the applicable Shares is registered with the Brazilian Central Bank. Except as disclosed in each of the Prospectuses, no payments of dividends or interest on shareholders’ equity made to holders of Shares or ADSs who are non-residents of Brazil are subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and except as disclosed in each of the Prospectuses, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Governmental Authorization in Brazil or any political subdivision or taxing authority thereof or therein, as long as the investment in respect of the Shares is registered with the Brazilian Central Bank.

(ii) It is not necessary under the laws of Brazil that any holder of ADSs or Shares, or the Arrangers of the Global Offering should be licensed, qualified or entitled to carry on business in Brazil, as the case may be, (i) to enable any of them to enforce their respective rights under this Agreement or (ii) execute the Offering Documents or comply with the obligations thereof.

(jj) To ensure the legality, validity or execution of each of the Offering Documents, it is not necessary that any such document be filed or recorded with any court or other authority in Brazil, except that (i) the signature of any party executing such documents outside of Brazil must be notarized by a notary public licensed as such under the law of the place of signing, and (ii) the signature of such notary public shall have been authenticated by a Brazilian consular office, having jurisdiction over the place of execution, and (iii) that the Offering Documents, together with their respective sworn translations into the Portuguese language, must be registered with the appropriate registry of deeds and documents in Brazil, which registration may be made at any time for judicial enforcement of such Offering Document in Brazil.

(kk) The Company and its obligations under the Offering Documents and the Shares are subject to legal suit, and none of the Company, any of its subsidiaries or any of its or their properties or assets has any right of immunity, on any grounds, from any action, suit, proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Brazilian or U.S. federal or New York state court, nor service of process, pledge, execution of a judgment, or procedure for the execution of any judgment with respect to its obligations, liabilities or any other matter arising out of or relating to the Offering Documents.

(ll) The Prospectuses do not omit any material information about the Company or the Selling Shareholders that is included in the Global Prospectuses, and there is no material inconsistency between the information contained in the Final Prospectus and the Preliminary Prospectus.

(mm) Any certificate signed by any officer of the Company and delivered to the Arrangers of the Brazilian Offering, if any, and the Arrangers of the Global Offering or the legal advisors of the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, in connection with the Global Offering, shall be deemed to be a representation and warranty by the Company as to matters covered therein.

Clause 3.2 Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Arranger of the Brazilian Offering, concerning the respective Selling Shareholder, that:

(a) (i) All consents, approvals, authorizations and orders necessary for (A) the execution of the Offering Documents to which the Selling Shareholder is party and (B) the sale, transfer and delivery of the Shares Subject to the Global Offering have been obtained; and (ii) has all authorizations and powers to execute the Offering Documents to which the Selling Shareholder is party and to sell, transfer and deliver the Shares Subject to the Global Offering; and (iii) the Offering Documents to which the Selling Shareholder is party have each been duly authorized and executed.

(b) The execution and performance of the Offering Documents to which the Selling Shareholder is party and the sale and transfer of the Shares Subject to the Global Offering, as well as the compliance with the obligations thereof (i) do not conflict or will conflict, nor result or will result in violation or breach of any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject (“Agreement of the Selling Shareholder”), nor result or will result in the creation or imposition of any liens or encumbrances on the equity or assets of the Selling Shareholder under the terms of any Agreement of the Selling Shareholder, (ii) result or will result in the violation of any provision of the documents of association, bylaws or other documents of association of the Selling Shareholder, (iii) result in the violation of any law or statute or (iv) result in the contravention of any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Shareholder or any of its properties or assets, except in the case of (i) and (iv) for any violations or contraventions as would not individually or in the aggregate have a material adverse effect on such Selling Shareholder and its subsidiaries (if there is any), taken as a whole, or would materially and adversely affect the consummation by such Selling Shareholder of the transactions contemplated hereby.

(c) (i) has good and valid title to the Shares to be sold at the Settlement Date or the Date for Settlement of the Over-allotment Shares, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; (ii) on the Settlement Date and on the Date for Settlement of the Over-allotment Shares, upon the respective payment, the delivery of the Shares shall transfer the ownership of the Shares to the investors.

(d) has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares Subject to the Brazilian Offering, except for the stabilization measures to be taken by Merrill Lynch acting through Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários in Brazil pursuant to the Stabilization Agreement, which do not characterize price manipulation.

(e) The information on the Selling Shareholders included in section “Principal and Selling Shareholders” are accurate on the dates of the Prospectuses and will be accurate on the Settlement Date and on the Settlement Date for the Over-allotment Shares. The Prospectus will not contain any untrue statement about material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, including in what concerns the Selling Shareholders to not be misleading;

(f) The sale of the Shares Subject to the Global Offering is not and will not be on the Settlement Date and on the Settlement Date for the Over-allotment Shares prompted by any material information concerning the Company which is not set forth in the Prospectuses.

(g) There are no legal or governmental proceedings pending or to the best knowledge of such Selling Shareholder, threatened to which such Selling Shareholder is a party or to which any of the properties of such Selling Shareholder is subject, and those that would not have a material adverse effect on the power or ability of such Selling Shareholder to perform its obligations under the Offering Documents to which it is a party.

(h) The Prospectus do not omit any material information on the Selling Shareholders included in the International Prospectuses.

(i) Any certificate signed by any officer of the Selling Shareholders and delivered to the Arrangers of the Brazilian Offering, if any, and the Arrangers of the Global Offering or the legal advisors of the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, in connection with the Global Offering, shall be deemed to be a representation and warranty by the Selling Shareholder as to matters covered therein.

Clause 3.3 Representations by the Arrangers of the Brazilian Offering. Each Arranger of the Brazilian Offering represents, severally, to the Company and to the Selling Shareholders, as of this date, at the Settlement Date and the Date for Settlement of the Over-allotment Shares, with respect to each Arranger of the Brazilian Offering that:

(a) except for the Offering Documents, such Arranger of the Brazilian Offering has not entered and will not enter into any contract in connection with the distribution of the Shares; and

(b) such Arranger of the Brazilian Offering has full power to enter into the Offering Documents to which it is a party and to comply with the obligations assumed by such Arranger of the Brazilian Offering and set forth therein.

CLAUSE FOUR

Global Offering; Distribution of Shares; Firm Guarantee

Clause 4.1 After the conclusion of the Bookbuilding Procedure, the assignment of the CVM Registration, the publication of the Announcement on Commencement and the availability of the Final Prospectus to the investors of the Shares, and up to the Settlement Date, each of the Arrangers of the Brazilian Offering shall be bound to, not jointly, before the Selling Shareholders, each Arranger of the Brazilian Offering shall undertake, severally and not jointly, to the Selling Shareholders to carry out the placement of the number of Shares Subject to the Brazilian Offering referred to in Appendix II under its responsibility, on the non-organized over-the-counter market, through two different offerings, namely, the retail offering (“Retail Offering”) and the institutional offering (“Institutional Offering”), pursuant to the terms of this Agreement and the CVM Instruction no. 400, under a firm guaranteed settlement system, which shall be applied to the total Shares Subject to the Global Offering.

Clause 4.2 Subject to the investment limits provided for in Clause 4.4 below, the Retail Offering shall be carried out with Non-Institutional Investors who made the reserve request upon the filling of Reserve Requests.

Clause 4.3 The minimum amount of 10% of the Shares Subject to the Brazilian Offering, without taking into consideration Over-allotment Shares and Additional Shares, and the maximum amount of 15% of the Shares Subject to the Brazilian Offering, without taking into consideration Over-allotment Shares and Additional Shares, shall be primarily allocated to the public placement with Non-Institutional Investors. The minimum amount of 10% of the Shares subject to the Global Offering, without taking into consideration Supplementary ADRs Additional Shares, shall be primarily allocated to the public placement with individuals resident and domiciled abroad. The minimum and maximum amounts referred to in this item shall be confirmed prior to any reallocation among the Shares Subject to the Brazilian Offering and the Shares as ADS Subject to the Global Offering, it being understood that a minimum of 10% of the Global Offering shall be allocated to non-institutional investors in Brazil or abroad, if the need arises.

Clause 4.4 Upon offering of the Shares among Non-Institutional Investors, the Arrangers of the Brazilian Offering complied with the following conditions:

(a) The Non-Institutional Investors interested in the Shares reserved the Shares through the completion of the Reserve Requests, without the need to deposit the intended investment amount, considering a minimum investment value of R$3,000.00 and a maximum investment value of R$300,000.00 per Non-Institutional Investor. Each of the Non-Institutional Investors performed the Reserve Requests solely with an Institution Participating in the Brazilian Offering. The Non-Institutional Investors have been able to determine, in the Reserve Request, a maximum price per Share as the effective condition of the Reserve Request, as set forth in paragraph 3, article 45, of CVM Instruction No. 400;

(b) The Reserve Requests performed by the Non-Institutional Investors which determined, as the effective condition, the maximum price per Share lower than the Price per Share shall be cancelled by the Institution Participating in the Brazilian Offering as regards to which the Reserve Request has been performed;

(c) The number of Shares of the Brazilian Offering acquired and the respective amount invested shall be reported to each of the Non-Institutional Investors up to 4 p.m. of the business day following the date of publication of the Announcement on Commencement and by each Institution Participating in the Brazilian Offering which had received the respective Reserve Request, through an e-mail sent to the address provided in the Reserve Request or, if not provided, through a telephone call or regular mail, with the payment being limited to the value of the respective Reserve Request, apportionments not allowed, as set forth in item (f) hereunder;

(d) On the Settlement Date, each of the Non-Institutional Investors shall perform the payment of the amount set forth in item (c) above to the Institution Participating in the Brazilian Offering which had received the respective Reserve Requests, in cash, up to 10:30 a.m., and each of the Institutions Participating in the Brazilian Offering shall deliver to each of the Non-Institutional Investors, which had performed the Reserve Request and the respective payment, the number of Shares of the Brazilian Offering corresponding to the ratio between the expected value of the investment and the Price per Share, apportionment not allowed, as set forth in item (f) hereunder. In the event such ratio results in a fraction of the Share, the value of the investment shall be limited to the value corresponding to the highest numerical number of the Shares;

(e) In the event the number of Shares corresponding to the total of the Reserve Requests performed by the Non-Institutional Investors is equal or lower than the number of Shares of the Retail Offering, the apportionment shall not be performed and all the Non-Institutional Investors shall be fully served as regards to their reserves and, possible remaining Shares of the Brazilian Offering offered to the Non-Institutional Investors shall be allocated to Institutional Investors, as set forth hereunder;

(f) In the event the number of Shares corresponding to the total of the Reserve Requests performed by the Non-Institutional Investors is higher than the number of Shares of the Retail Offering, the apportionment shall be performed amongst all the Non-Institutional Investors, provided that (i) up to the limit of R$5,000.00, inclusive, the criteria for apportionment shall be the equal and consecutive division of the Shares of the Retail Offering amongst all the Non-Institutional Investors, limited to the individual value of each Reserve Request and to the total value of the Shares of the Retail Offering; and (ii) in compliance with the criteria set forth in item (i) above, the remaining Shares of the Retail Offering shall be apportioned proportionally to the value of the respective Reserve Requests amongst all the Non-Institutional Investors; however, not considering, in both cases, the fractions of the Shares. At the discretion of the Arrangers of the Brazilian Offering, the number of Shares allocated to the Retail Offering shall be increased so that all exceeding requests can be fully or partially met, considering the maximum limit of 15% of the total Shares of the Brazilian Offering, not considering the Over-allotment Shares and the Additional Shares, and also considering that, in the event conditions are partially met, the apportionment shall be performed as previously described;

(g) Exclusively in the event of changes in the Global Offering, or also in the event of material discrepancies between the information provided in the Preliminary Offering Memorandum and the Final Offering Memorandum, which would significantly impact the risks accepted by the Non-Institutional Investor or the respective investment decision, the Non-Institutional Investor shall waive the respective Reserve Request without any encumbrance. In the event of changes to the Global Offering, the Non-Institutional Investors, which have adhered to the Brazilian Offering, shall be directly reported as regards to the changes performed in order to confirm, no longer than 5 (five) business days as from the receipt of said communication, their interest to maintain the statement of acceptance. In the event the Non-Institutional Investor is not able to communicate in writing the decision to waive the Reserve Request within the above-mentioned period, the Non-Institutional Investor shall perform the payment under the terms and conditions set forth in the respective Reserve Request. In the event of discrepancies between the information provided in the Preliminary Offering Memorandum and the Final Offering Memorandum, the Non-Institutional Investor shall communicate in writing the decision to waive the respective Reserve Request to the Institution Participating in the Brazilian Offering to which the Reserve Request has been performed, up to 3:00 p.m. of the fifth business day following the publication of this Announcement on Commencement. The amounts possibly deposited or paid by each Non-Institutional Investor shall be returned, without interest or monetary correction, with no reimbursement and deduction, if applicable, from the amounts related to the CPMF, within 3 (three) business days after the cancellation of the Reserve Request;

(h) In the event of non-completion of the Global Offering, or in the event of termination of the Distribution Agreement, the Reserve Requests shall be automatically cancelled and each of the Institutions Participating in the Brazilian Offering shall communicate the cancellation of the Global Offering, including the publication of the notice to the market, to the Non-Institutional Investors which have performed the Reserve Request with such Institutions Participating in the Brazilian Offering. The amounts potentially deposited by each Non-Institutional Investor shall be returned, without interest or monetary adjustment, with no reimbursement and deduction, if applicable, from the amounts related to the CPMF, within 3 (three) business days after the cancellation of the Reserve Request; and

(i) In the event of non-compliance, by any of the Institutions Participating in the Brazilian Offering, with any of the provisions set forth in the regulation applicable to the Global Offering, including, but not limited to, the provisions prescribed by CVM Instruction No. 400, said Institution Participating in the Brazilian Offering shall no longer comprise the group of financial institutions responsible for the placement of the Shares of the Brazilian Offering and all Reserve Requests received shall be cancelled. The Institutions Participating in the Brazilian Offering, as regards to this item (i), shall promptly communicate to the Non-Institutional Investors which had carried out the respective reserves about such cancellation.

Clause 4.5 Within the scope of the Retail Offering, any Reserve Request made by a Non-Institutional Investor who declares to be (i) controlling shareholder or manager of the Company; (ii) controlling shareholder or manager of the Institutions Participating in the Brazilian Offering; (iii) any other person related to the Global Offering, or (iv) spouse or companion, ascending, descending or collateral relatives up to the second degree of each of the persons mentioned in items (i), (ii) and (iii) above (“Related Persons”) shall be cancelled by the Institution Participating in the Brazilian Offering which received the respective Reserve Request, in the event of excess demand one third greater than the number of offered Shares within the scope of the Global Offering, excluding Over-allotment Shares, Supplementary ADSs and Additional Shares, as set forth in article 55 of CVM Instruction No. 400.

Clause 4.6 The Shares not allocated to the Retail Offering, as well as any potential remaining Shares allocated to the Non-Institutional Investors, as set forth in Clause 4.4(f) above, shall be allocated to the public placement as regards to the Institutional Investors, shall not be offered to these Institutional Investors advanced reserves and minimum or maximum amounts of investment.

Clause 4.7 In the event the number of Shares in connection with the reserve requests received from Institutional Investors during the Bookbuilding Procedure exceeds the remaining total Shares Subject to the Brazilian Offering upon compliance with the above-described terms and conditions as regards to the Reserve requests of the Non-Institutional Investors, the priority as regards to the respective reserve requests shall be given to the Institutional Investors that, at the discretion of the Arrangers of the Brazilian Offering, best meet the objective of the Global Offering to create a varied basis of shareholders comprised of Institutional Investors with different evaluation criteria as regards to the expectations of the Company, the industry and the Brazilian and international macroeconomic scenario, also taking into consideration the relationship with customers and other matters of business or strategic nature of the Selling Shareholders and the Arrangers of the Brazilian Offering, in conformity with the distribution plan prepared by the Arrangers of the Brazilian Offering in conjunction with the Selling Shareholders, as set forth in Clause 4.12 hereof.

Clause 4.8 Within the scope of the Institutional Offering, any Institutional Investor who is a Related Person and who, during the Bookbuilding Procedure, carried out reserve requests within the scope of the Institutional Offering, shall have its reserve request cancelled by the Arrangers of the Brazilian Offering in the event the demand is greater to one third of the Shares offered within the scope of the Global Offering, excluding the Over-allotment Shares, Supplementary ADSs and Additional Shares, as set forth in article 55 of CVM Instruction No. 400.

Clause 4.9 The delivery of the Shares Subject to the Brazilian Offering shall be concluded on the Settlement Date, upon the payment in reais, in cash, of the Price per Share multiplied by the number of Shares allocated, in accordance with the procedures set forth in Clause 6.1 hereof.

Clause 4.10 In the event the Shares Subject to the Brazilian Offering are not fully paid on the Settlement Date, the Arrangers of the Brazilian Offering shall perform the acquisition, at the Price per Share, on Settlement Date, of the total balance resulting from the difference between (i) the number of Shares subject to the firm guaranteed settlement, individually and severally, provided by the Arrangers of the Brazilian Offering, as set forth in item 4 of Appendix II hereof and (ii) the number of

Shares effectively sold to and paid by such investors, considering the limit of the firm guaranteed settlement, individually and severally, individually provided by each Arranger of the Brazilian Offering, as set forth in item 4 of Appendix II hereof. In the event of the exercise of the firm guaranteed settlement and the subsequent resale of the Shares to the public by the Arrangers of the Brazilian Offering during the Distribution Period, the resale price shall be the market price of the Shares, limited to the maximum Price per Share, except for the stabilization activities.

Clause 4.11 The Arrangers of the Global Offering, in conjunction with certain institutions engaged by such Arrangers of the Global Offering, shall carry out efforts for the sale of the Shares abroad have been carried out, by means of investment mechanisms regulated by the CMN, BACEN and CVM, in conformity with the provisions set forth in the Securities Act.

Clause 4.12 The Arrangers of the Brazilian Offering, with the express consent of the Selling Shareholders, prepared a plan for distribution of the Shares Subject to the Global Offering, under the terms of paragraph 3, Article 33 of CVM Instruction No. 400, which shall take into consideration their relationships with customers and other matters of a commercial or strategic nature of the Arrangers of the Brazilian Offering and the Selling Shareholders, provided that the Arrangers of the Brazilian Offering shall ensure the adequacy of the investment to the risk profile of their customers, and the fair and equal treatment given to the investors.

CLAUSE FIVE

Price per Share; Price Stabilization; Characteristics of the Shares

Clause 5.1 The Price per Share has been determined in view of the result of the Bookbuilding Procedure, in conformity with Article 23, paragraphs 1 and 44 of CVM Instruction No. 400, based on (i) the market price of the Shares on the BOVESPA and of the ADSs on the NYSE, and (ii) the indications of interest, in view of the quality of demand (by volume and price), collected from Institutional Investors during the Bookbuilding Procedure. The Price per Share has been originally determined in U.S. dollars and translated into Brazilian reais based on the exchange rate disclosed by the Brazilian Central Bank as of this date.

Clause 5.2 Under the terms of the Stabilization Agreement entered into on the date hereof and previously submitted for the analysis of, and approval by, the CVM and the Bovespa, the procedure for the stabilization of the price of the Shares shall be established. In the event of subsequent resale of the Shares Subject to the Brazilian Offering to the public by the Arrangers of the Brazilian Offering during the Distribution Period, the respective resale price shall be the market price of the Shares, limited to the Price per Share, except for the stabilization activity, carried out pursuant to the terms of the Stabilization Agreement.

Clause 5.3 The Shares shall confer on their holders the following rights, benefits and restrictions arising out of Brazilian Corporate Law, the Novo Mercado Regulations and the Company’s Bylaws, amongst which the main ones are:

(a)	right to vote at the Company’s general meetings. Each Share shall correspond to one vote, subject to specific limitations, as described in the Preliminary Prospectus;

(b)	right to the minimum mandatory dividend, at each fiscal year, equivalent to 25% of the net income, adjusted pursuant to article 202 of Brazilian Corporate Law;

(c)	right to sell the Shares, under the same conditions assured to the selling controlling shareholder, in the event of sale, directly or indirectly, for consideration of the Company’s control, whether through a single transaction or through successive transactions (tag along with 100% of the price);

(d)	except in the events described in the Company’s By-laws, the right to participate in a Public Offering of Shares to be implemented by any shareholder or group of shareholders acquiring ownership interest o for higher than 35% of the Company’s capital stock, including enjoinment and trust in excess of 35% of the Company’s stock capital, due respect being given to the minimum parameters for the calculation of the acquisition price;

(e)	in the event of cancellation of the Company’s listing a publicly-held company or cancellation of the Company’s listing with the Novo Mercado Segment, right to dispose of the common shares in the Company in public offering of shares to be conducted by the Controlling Shareholder (in the absence of diffused control, as defined in the regulation of the Novo Mercado Segment and the Company’s By-laws), or, in the case of diffused control (i) in the event of cancellation of the Company’s listing as a publicly-held company, by the Company itself; (ii) in the event of cancellation of the Company’s listing in the Novo Mercado Segment (x) as a result of the listing for trading outside the Novo Mercado or corporate reorganization, by the shareholders that vote in favor of the cancellation; or (y) as a result of failure to comply with the obligations contained in the Novo Mercado Regulations, by the shareholders having voted in favor of the deliberation infringing the obligations in the Novo Mercado Regulations, or by the Company, in the event of violation resulting from management’s act or fact. The public offering of shares shall be conducted at no less than the firm value of the shares calculated based on the appraisal report prepared by a specialized appraisal company without no relationship whatsoever with the Company, its officers and controllers, as well as the decision making thereof, with proven experience and chosen at the meeting of shareholders holder of outstanding shares from the list of three names submitted by the Company’s Board of Directors; and

(f)	full right to receive dividends and all other benefits inherent to the Shares which are declared by the Company as from the Settlement Date.

Clause 5.4 The Shares issued by the Company shall confer on their holders right to one vote at the resolutions of the General Meetings of Shareholders, subject to the following limits:

(a) no shareholder, or group of shareholders, Brazilian or foreign, shall exercise votes in a number greater than 5% of the number of shares comprising the Company’s capital stock;

(b) the group of foreign shareholders shall not exercise, at each General Meeting, number of votes greater than 2/3 of the total votes that might be exercised by the Brazilian shareholders attending the meeting; and

(c) the votes exceeding the limits determined above shall not be considered at the resolutions of the General Meeting.

CLAUSE SIX

Settlement

Clause 6.1 The payment for the acquisition of the Shares of the Brazilian Offering shall be performed in cash, in reais, at the Price per Share, considering the following procedure:

(a) up to 9:00 a.m. on the Settlement Date, the Shares Subject to the Brazilian Offering shall be fully deposited by the Selling Shareholders in the CBLC. The Shares Subject to the Brazilian Offering deposited by the Selling Shareholders shall be free and clear of any Charges. Upon the deposit of the Shares Subject to the Brazilian Offering, the CBLC shall commence the settlement, performing the debit from the custody accounts of the Selling Shareholders and issuing the messages in the System for the Transfer of Reserves of BACEN, reporting to the banks responsible for the settlement of the Institutions Participating in the Brazilian Offering and custodians of the Institutional Investors regarding the amounts to be paid;

(b) as regards to the Institutional Offering, the Institutions Participating in the Brazilian Offering shall transfer to the Settlement Account, up to 2:45 p.m. on the Settlement Date, the gross amount of the distribution of the Shares Subject to the Brazilian Offering, that is, without deduction of any commissions and expenses;

(c) the Institutional Investors, which have decided to transfer the funds of the Price per Share by the number of shares acquired directly to the CBLC, through the custodian, shall also perform such transfer up to 2:15 p.m. on the Settlement Date;

(d) up to 2:45 p.m. on the Settlement Date, the CBLC shall report to the Arrangers of the Brazilian Offering about the receipt of the total amounts deposited in the Settlement Account, identifying the respective investors which had not performed the deposits of the total amounts payable;

(e) in the event any Engaged Arranger, Accredited Brokerage Firm or Institutional Investors fail to perform the deposits as set forth in Clauses 6.1(b) and (c) hereof, each of the Arrangers of the Brazilian Offering shall perform an additional deposit into the Settlement Account (proportionally and up to the limit corresponding to the respective number of Shares of the firm guaranteed settlement individually provided by each Arranger of the Brazilian Offering, as set forth in item 4 of Appendix II hereof) at an amount equivalent to the difference between (i) the result of the Price per Share by the total number of Shares Subject to the Brazilian Offering and (ii) the amount effectively deposited in the Settlement Account in accordance with the notice referred to in Clause 6.1(d) hereof. The deposit shall be performed up to 3:45 p.m. after the receipt of the information set forth in Clause 6.1(d) hereof;

(f) upon the confirmation of the receipt of the amounts set forth in Clauses 6.1(b), (c) and (e) hereof by CBLC, the Arrangers of the Brazilian Offering shall have fully complied with the financial obligations before the Selling Shareholders. Upon receipt of such confirmation, the Arrangers of the Brazilian Offering shall no longer be responsible for the receipt of this amount provided by the Selling Shareholders;

(g) up to 10:30 a.m. on the Settlement Date, and without prejudice to the provisions of Clause 7.3 hereunder, the Lead Arranger shall report to the other Institutions Participating in the Brazilian Offering, to the CBLC and to the Selling Shareholders regarding the net amounts to be transferred:

(i) to each Selling Shareholder, due to the sale of the Shares, less the commissions and amounts, proportionally to the number of Shares sold, payable to each of the Institutions Participating in the Brazilian Offering, as set forth in Clause Eight hereof;

(ii) to each of the Arrangers of the Brazilian Offering, due to the commissions and amounts payable to each one, as set forth in Clause Eight hereof; and

(iii) to each of the Engaged Arrangers, due to the commissions payable to each one, as set forth in Clause Eight hereof;

(h) up to 4:00 p.m. on the Settlement Date, the CBLC shall transfer to the Selling Shareholders and to each of the Institutions Participating in the Brazilian Offering, in the accounts provided to the Lead Arranger, which shall inform ,in writing, to CBLC, the respective amounts reported to CBLC by the Lead Arranger, also including the commissions payable by the Selling Shareholders, as set forth in Clause 6.1(g) hereof;

(i) upon the receipt of the amounts reported as set forth in Clause 6.1(g) hereof, each of the Institutions Participating in the Brazilian Offering shall issue a receipt to the Selling Shareholders based on the amounts received as commissions as set forth in Clause Eight and in the Adhesion Instrument;

(j) after 4:00 p.m. on the Settlement Date, the CBLC shall transfer to the investors the respective number of Shares;

(k) upon the receipt of the number of Shares as set forth in Clause 7.1 (g) hereof, the Selling Shareholders shall issue a receipt to the respective Institutions Participating in the Brazilian Offering, based on the amounts received due to the sale of the Shares, in accordance with the Price per Share.

Clause 6.2 The exercise of the Over-Allotment Shares Option shall be performed as follows:

(a) In the event Merrill Lynch decides to exercise the Over-Allotment Shares Option (solely in the event of excessive demand in the context of the Global Offering and upon approval of the Lead Arranger), the Lead Arranger shall communicate to the Selling Shareholders regarding the exercise of the Over-Allotment Share Options, in writing, at any time during the Exercise Period, providing the number of Over-allotment Shares to be sold by the Lead Arranger.

(b) As set forth in Clause 6.1 hereof, the Selling Shareholders shall transfer to the CBLC the number of Over-allotment Shares referred to in said notice, up to 9:00 a.m. on the Settlement Date of the Over-Allotment Option, so that the CBLC shall be able to transfer the Over-allotment Shares to Merrill Lynch.

(c) The payment of the price per the respective Over-allotment Shares (equivalent to the Price per Share multiplied by the number of Over-allotment Shares) shall be performed through the transfer by the CBLC, as set forth in Clause 6.1, on the respective Date for Settlement of the Over-Allotment Shares Option.

Clause 6.3 As set forth herein, the CBLC agrees to follow the instructions for payment provided by the Lead Arranger and not to perform any settlement of amounts to be paid or transferred, as set forth herein, against any credits possibly held by the CBLC against the Selling Shareholders, or any of the Institutions Participating in the Brazilian Offering. Without prejudice to the guarantee of the CBLC as regards to the Accredited Brokerage Companies, the CBLC shall not assure compliance with any obligation of the other parties hereof and shall not accept the position of counterparty or substitute any defaulting party. Notwithstanding the provisions of any other Clause hereof, the CBLC agrees to comply with the procedures set forth in Clause Six hereof.

CLAUSE SEVEN

Conditions Precedent

Clause 7.1 Conditions of Obligations of the Arrangers of the Brazilian Offering. The obligation of each Arranger of the Brazilian Offering to purchase the Shares Subject to the Brazilian Offering on Settlement Date and the Over-Allotment Shares on the Date of Settlement for the Over-Allotment Shares is subject to the performance by the Company and each of the Selling Shareholders of the obligations set forth herein, in the Underwriting Agreement and the following conditions:

(a) Registration Compliance; No Stop Order. The CVM Registration shall have been granted, no order suspending the effectiveness of the CVM Registration by CVM shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the CVM; the Prospectus shall have been timely filed with the CVM; and all requests by the CVM for additional information shall have been complied with to the reasonable satisfaction of the Arrangers of the Brazilian Offering.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein and in the Underwriting Agreement shall be true and correct and on the Settlement Date or the Date of Settlement for the Over-Allotment Shares (except that, as far as the representations and warranties contained in items (l) (iii), (m)(iii), (x)(i)(A) and (x)(i)(B) of Clause 3.1 and (b)(iii) of Clause 3.2, the condition shall have been deemed fulfilled provided that the untruthfulness or incorrection of is not expected to cause, individually or in the aggregate, any Material Adverse Event); and the representations of the Company and its officers and of each of the Selling Shareholders made in any certificates delivered pursuant to the Underwriting Agreement shall be true and correct on the Settlement Date and the Date of Settlement for the Over-Allotment Shares.

(c) Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating attributed to any securities of the Company or any of its Subsidiaries by any “rating organization,” and (ii) no such rating organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, the rating of any securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading of any securities of the Company or any of its Subsidiaries).

(d) No Material Adverse Change. No Material Adverse Change shall have occurred, which is not described in the Prospectuses (excluding any amendment thereto) and the effect of which in the judgment of the Arrangers of the Brazilian Offering makes the Global Offering, sale or delivery of the Shares Subject to Brazilian Offering impracticable or inadvisable on the Settlement Date and the Date of Settlement for the Over-Allotment Shares, on the terms and in the manner contemplated by this Agreement, and the Prospectuses.

(e) Officer’s Certificate. The Arrangers of the Global Offering shall have received, as set forth in the Underwriting Agreement, on the Settlement Date and Date of Settlement for the Over-Allotment Shares, a certificate signed by the chief financial officer and one additional senior executive officer of the Company who is satisfactory to Arrangers of the Global Offering as set forth in the Underwriting Agreement.

(f) Comfort Letters. As of the date of this Agreement and on the Settlement Date and the Date of Settlement for the Over-Allotment Shares, Deloitte Touche Tohmatsu Auditores Independentes shall have furnished to the Arrangers of the Brazilian Offering, at the request of the Company, letters, dated the respective dates thereof and addressed to the Arrangers of the Brazilian Offering, in form and substance reasonably satisfactory to the Arrangers of the Brazilian Offering, containing statements and information of the type customarily included in accountants’ “comfort letters” to arrangers of brazilian offerings with respect to the financial statements and certain financial information contained in the Prospectuses; and the letters delivered on the Settlement Date and the Date of Settlement for the Over-Allotment Shares, shall use a “cut-off” date no more than two business days prior to such Settlement Date or such the Date of Settlement for the Over-Allotment Shares.

(g) Legal opinion and 10b-5 Statement of U.S. Counsel for the Company. The Company shall have requested and caused Shearman & Sterling LLP, U.S. counsel to the Company to furnish to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering its legal opinion and negative assurance statement, each dated the Settlement Date and the Date of Settlement for the Over-Allotment Shares, and addressed to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, as set forth in Annexes C-1 and C-2 of the Underwriting Agreement;

(h) Legal opinion and 10b-5 Statement of Legal Officer for the Company. The Company shall have requested and caused Mr. Flávio Rímoli, Senior Vice President and Legal Officer to the Company, to furnish to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering its legal opinion and negative assurance statement, each dated the Settlement Date and the Date of Settlement for the Over-Allotment Shares, and addressed to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, as set forth in Annex D of the Underwriting Agreement;

(i) Legal opinion of Counsel for the Selling Shareholders. The Selling Shareholders shall have requested and caused, as the case may so require, Mariane Sardenberg Sussekind, Legal Counsel for BNDESPAR, Matheus Corredato Rossi, Legal Counsel for PREVI, Tarcísio Luiz Fontenele, Legal Counsel for SISTEL, Hogan & Hartson MNP, French counsel for EADS and Dassault Aviation, Pinheiro Neto Advogados, Brazilian counsel for EADS and Dassault Aviation, in-house counsel for EADS e and Dassault Aviation to furnish to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering their legal opinions, dated the Settlement Date and the Date of Settlement for the Over-Allotment Shares, addressed to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, as set forth in Annexes E-1 through E-8, respectively, of the Underwriting Agreement;

(j) Legal opinion and 10b-5 Statement of Brazilian Counsel for the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering. The Arrangers of the Brazilian Offering and the Arrangers of the Global Offering shall have received from Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, such legal opinion(s) and negative assurance statement(s), each dated the Settlement Date and the Date of Settlement for the Over-Allotment Shares, addressed to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, as set forth in Annex G of the Underwriting Agreement.

(k) Legal opinion and 10b-5 Statement of U.S. Counsel for the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering. The Arrangers of the Brazilian Offering and the Arrangers of the Global Offering shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, such legal opinion and negative assurance statement, each dated the Settlement Date and the Date of Settlement for the Over-Allotment Shares, addressed to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering, with respect to the sale of the Shares Subject to the Global Offering, the Prospectuses and Global Prospectuses and other related matters as the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to analyze such matters.

(l) No Legal Impediment to Sell the Shares. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, on the Settlement Date and the Date of Settlement for the Over-Allotment Shares, prevent the consummation of the Global Offering or the sale of the Shares or ADSs, and no injunction or order of any federal, state or foreign court shall have been issued that would, on the Settlement Date and the Date of Settlement for the Over-Allotment Shares, prevent the Global Offering or sale of the ADSs or the Shares.

(m) Exchange Listing. (i) The listing of the Shares Subject to the Global Offering on The New York Stock Exchange shall be in full force and effect and (ii) the listing of the Shares Subject to the Brazilian Offering on the State of São Paulo Stock Exchange shall be in full force and effect.

(n) Lock-up Agreements. The “lock-up” agreements, between the Arrangers of the Global Offering and the Selling Shareholders, executive officers and directors of the Company, each substantially in the form of Exhibit A to the Underwriting Agreement, relating to sales of the Shares or certain other securities of the Company, delivered to the Arrangers of the Global Offering on or before the date hereof, shall be full force and effect on the Settlement Date and the Date of Settlement for the Over-Allotment Shares.

(o) Additional Documents. Up to the Settlement Date and the Date of Settlement for the Over-Allotment Shares, the Company and the Selling Shareholders shall have furnished to the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering such further certificates listed above and any additional documents as the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering may reasonably request in connection with the Global Offering.

(p) Approvals. The Company shall have received the approval referred to in Sections 3.1(n)(i) hereof.

(q) Closing of the Global Offering. The closing of the purchase of the ADSs under the Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Settlement Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Arrangers of the Brazilian Offering and the Arrangers of the Global Offering.

CLAUSE EIGHT

Compensation

Clause 8.1 In accordance with the terms and conditions set forth herein, including the provisions of Clause 13.1, the Selling Shareholders have agreed, individually but not collectively, with the Arrangers of the Brazilian Offering to perform the payment of:

(a) a Basic Commission of [•]% (“Basic Commission”) on the overall gross proceeds from the sale of the Shares Subject to the Brazilian Offering, being that:

(i) [•]% to the Arrangers of the Brazilian Offering, as Arranging Commission, [•]% of which to the Lead Arranger and [•]% to Merrill Lynch;

(ii) [•]% to the Arrangers of the Brazilian Offering, as Firm Guaranteed Settlement Award, [•]% of which to the Lead Arranger and [•]% to Merrill Lynch;

(iii) at least [•]% to the Arrangers of the Brazilian Offering, as Placement Commission, [•]% of which to the Lead Arranger and [•]% to Merrill Lynch. The percentage included in this Clause 8.1(a)(iii) shall be increased if the limit set forth in Clause 8.1(a)(iv) is exceeded; and

(iv) up to [•]% to the Engaged Arrangers, as Placement Commission, net of the following deductions: (x) compensation to the Accredited Brokerage Companies, in an amount equivalent to [•]% of the total gross proceeds from the sale of the Shares of the Retail Offering; and (y) expenses incurred in the implementation of the Global

Offering, which shall be shared by the Lead Arranger, Merrill Lynch, and the Engaged Arrangers pro rata to their participation in the Basic Commission (“Compensation of the Engaged Arrangers”), limited to the amount equivalent to [•] of the gross proceeds from the Global Offering, net of the deduction described in items (x) and (y) (“Maximum Remuneration of the Engaged Arrangers”). The amount exceeding the Maximum Remuneration of the Engaged Arrangers shall be given to the Arrangers of the Brazilian Offering as remuneration, pursuant to Clause 8.1(a)(i).

(b) in the event the Over-Allotment Option is exercised, totally or partially, or the Additional Shares are soled, a Basic Commission of [•]% (“Basic Commission of the Over-allotment and/or Additional Shares”) on total gross proceeds from the sale of the Over-Allotment and/or Additional Shares, [•]% of which to the Lead Arranger and [•]% to Merrill Lynch.

(c) Succeeding Commission: up to [•]% of the Basic Commission and Basic Commission of the Over-Allotment Shares and/or Additional Shares may be payable to the Arrangers of the Brazilian Offering, it being understood that [•]% of the amount effectively paid shall be paid to the Lead Arranger and [•]% to Merrill Lynch

Clause 8.2 The compensation payable to the Arrangers of the Brazilian Offering set forth in this Clause Eight shall be paid by CBLC, on behalf of the Selling Shareholders pursuant to the terms of this agreement, on the Settlement Date and, however the case may be, on the Date for Settlement of the Over-Allotment Shares Option, in reais. The compensation payable to the Engaged Arrangers and the Accredited Brokerage Companies shall be paid under the conditions and terms set forth in the respective statements of adhesion hereto.

Clause 8.3 Payment of Expenses.

(a) Notwithstanding the execution or termination hereof, the Company agrees to bear each and any expenses arising out of the compliance with its obligations provided for herein, including, without limitation, (i) expenses relating to the registration, issuance, sale, preparation and delivery of the offered Shares and ADSs and ADRS; (ii) fees and expenses incurred with the Company’s independent auditors; (iii) expenses with the preparation of the certificates of the Shares and ADRs; (iv) expenses and fees of any transfer and custody agent, including Banco Itaú S.A. and JPMorgan Chase Bank, N.A.; (v) each and any expenses incurred by the Company relating to travels in Brazil and abroad by its officers within the scope of roadshow presentations to investors; and (vi) each and any listing expenses of the Shares and ADSs on the Bovespa and NYSE.

(b) Notwithstanding the execution or termination hereof, each Selling Shareholder, severally and not jointly, agrees to bear each and any expenses arising out of the compliance with its obligations provided for herein, including, without limitation, (i) legal fees and expenses incurred by the respective legal counsel, except for legal fees and expenses incurred by Shearman & Sterling LLP, and its respective agent for service of process; and (ii) each and any expenses incurred by each Selling Shareholder in connection with travel to the United States of America for determination of price of the Global Offering.

(c) In accordance with the terms of the Power of Attorney Letter, dated January 30, 2007, entered into between the Arrangers of the Brazilian Offering and the Selling Shareholders (“Power of Attorney Letter”), the Arrangers of the Brazilian Offering undertake to bear the following expenses (i) legal fees and expenses of their Brazilian legal counsel, Mattos Filho, Veiga Fillho, Marrey Jr. e Quiroga Advogados, and North-American legal counsel, Simpson Thacher & Bartlett LLP, including fees and expenses related to legal due diligence, and the Company’s and certain Selling Shareholders’ North-American legal counsel, Shearman & Sterling LLP; (ii) fees and expenses incurred with translators; (iii) travel expenses and corresponding expenses incurred by the Arrangers of the Brazilian Offering and the Company for roadshow presentations to investors (except for those described in item (a)(v) above); (iv) SEC and CVM expenses related to the registration of the Global Offering; (v) initial expenses of additional listing related to the Global Offering to be paid to NYSE and Bovespa; (vi) expenses related to the Global Offering to be paid to CBLC (including theexpenses set forth in Clause 2.1 of the Services Agreement entered into by and among the Selling Shareholders and CBLC) and ANBID; (vii) publications related to the Global Offering; (viii) and printing costs of the Prospectuses and International Prospectuses; and (ix) other expenses related to the performance of the services.

(d) In accordance with the Mandate Letter, in the event that the Global Offering is not effected, by virtue of (i) this Agreement is terminated under the terms of Clause 10.1; (ii) the Selling Shareholders do not deliver the Shares inherent to the ADSs to the Arrangers of the Global Offering; or (iii) the Arrangers of the Brazilian Offering do not purchase the Shares in view of the reasons provided for herein, the Selling Shareholders agree to reimburse the Arrangers of the Brazilian Offering for each and any costs and proved expenses (including North-American and Brazilian attorney’s fees) reasonably incurred by such Arrangers of the Brazilian Offering related to this Agreement and the Global Offering, and the mentioned reimbursement shall be made as provided for in the Power of Attorney Letter.

CLAUSE NINE

Additional Obligations Between the Parties

Clause 9.1 Other obligations of the Company. Without prejudice to the other obligations accepted by the Company herein and in the Underwriting Agreement, the Company is bound, before the Arrangers of the Brazilian Offering and, as regards to item (l) hereunder, before the Selling Shareholders, to the following:

(a) prepare, together with the Arrangers of the Brazilian Offering, under the terms established, all the necessary materials and documents and all forms required by applicable legislation and regulation, specifically, by CVM Instruction 400, Novo Mercado Regulations and the Self-Regulation Code of ANBID for the Public Offerings of Marketable Securities, as regards to the granting and maintenance of the CVM Registration, as well as any clarifications requested by the Arrangers of the Brazilian Offering for such purposes and to allow the Arrangers of the Brazilian Offering to comply with applicable legislation and regulation;

(b) meet all the requests of the Arrangers of the Brazilian Offering, which are necessary for the granting of the CVM Registration and promptly notify the Arrangers of the Brazilian Offering about the receipt of any communication, official letter or notice received as regards to the Global Offering;

(c) report to the CBLC and the Arrangers of the Brazilian Offering about any events that may affect the settlement of the Global Offering;

(d) disclose to the public material events or facts, under applicable legislation and regulation;

(e) up to the date of the publication of the Announcement on Completion, promptly report to the Arrangers of the Brazilian Offering about any events or facts that may change any information on the Company (or related agreements, assets, liabilities and businesses) included in the Prospectuses, in order to assure that these Prospectuses shall not provide any incorrect or outdated declaration about the material events or facts and that these Prospectuses have not omitted material events necessary to be known by the Non-Institutional Investors and Institutional Investors so that this information is not inaccurate; or, in the event the Prospectuses must be amended or supplemented as regards to such information in order to meet the applicable legislation and regulation, prepare and promptly provide to the Arrangers of the Brazilian Offering the respective amendment or substitution;

(f) up to the date of publication of the Announcement on Completion, promptly report to the Arrangers of the Brazilian Offering about any proposal to amend or supplement the Prospectuses prior to the final date for the placement of the Shares, and shall not perform such amendment to or substitution of the Prospectuses before the prior approval of the Arrangers of the Brazilian Offering;

(g) properly disclose the economic and financial information on the Company, in accordance with Brazilian Corporate Law, the regulation issued by CVM and the Novo Mercado Regulations;

(h) timely file all the documents and reports related to the Shares with the CVM and the Bovespa, as set forth in applicable legislation and regulations;

(i) keep the registrations with the CVM and the Bovespa updated, as requested by applicable legislation and regulation, and comply with the provisions of CVM Instruction 207, of February 1, 1994, as amended;

(j) hold the Shares for trading in the Bovespa, in the Novo Mercado of the Corporate Governance segment and maintain the registration of the Company as a publicly-held company with the CVM until one of the following events: cancellation of the registration as a publicly-held company or three years as from the execution of this Agreement;

(k) up to the publication of the Announcement on Completion, shall not disclose (and shall not allow any of the directors, officers or representatives to disclose), without the prior and explicit agreement of the Arrangers of the Brazilian Offering, any information to the public related to the Company, the Selling Shareholders or the Global Offering, except the information legally requested, in order to strictly comply with the rules set forth in CVM regulation, including, for example, CVM Instruction 400 and CVM Instruction 358;

(l) store and provide to the Lead Arranger and Selling Shareholders, upon written request within at least 15 days in advance, during five years as from the publication of the Announcement on Completion, a copy of all material documentation used or produced related to the registrations and conclusion of the Global Offering and the preparation of the Prospectuses, and also provide to the Lead Arranger, upon written request, during three years, a copy of any other public information reasonably requested by the Lead Arranger related to the activities or financial condition of the Company, provided that (i) the Company is not prevented from providing such information under legal provision and (ii) such document is necessary for the defense of the Lead Arranger and Selling Shareholders in the event of possible administrative or legal proceedings;

(m) fully comply with the provisions hereof, the Underwriting Agreement and CVM Instruction 400;

(n) maintain the Prospectuses available to the public, in physical and electronic means in the website, up to the publication of the Announcement on Completion;

(o) timely file with CVM, BACEN, Bovespa and any other governmental or regulatory authority in Brazil and in the United States, as necessary, any reports, documents, agreements and other information, the file of which is requested from the Company, at any time, including those related to the declaration and payment of dividends, interest on own capital and other proceeds related to the Shares;

(p) shall not perform, even through the intermediation of the Affiliates, or any other person duly authorized to act on its behalf (except for the Institutions Participating in the Offering, to the extent that is able to consider that these persons are acting on behalf of the Company), as regards to the Global Offering, directly or indirectly, any measure directed to or that could reasonably result in the stabilization or handling of the price of any marketable security of the Company, in order to facilitate the sale or resale of the Shares, except for the stabilization activities provided for in the Stabilization Agreement, approved by CVM and not characterized as handling of price; and

(q) accept not to disclose information to the market on the Global Offering or the Company up to the publication of the Announcement on Completion.

(r) deliver, free of charge, to the Arrangers of the Brazilian Offering the number of copies of the Prospectuses (including possible amendments thereto) which has been reasonably requested by the Arrangers of the Brazilian Offering.

(s) exert its best efforts to avoid the issuance of any such determination preventing or suspending the use of any Prospectus or suspending the listing of the Shares and of the ADSs and, in the event of issuance of any notice in this regard, obtain, as soon as possible, its cancellation.

(w) except for certain exceptions and save for the prior consent of the Arrangers of the Global Offering, under the terms of the Underwriting Agreement, for 90 days of the date of publication of the Announcement on Commencement, inclusively, (“Lock-up Period”) due respect being given to certain exceptions listed below, directly or indirectly (i) not to offer, pledge, announce the intention to sale, sell or contract for sale, sell any option or acquisition contract, acquire any option or acquisition contract to, grant any option, right or subscription warrant for the sale of or that any other way result in the transfer of the Shares, including as ADSs, or any other share-convertible or ADSs-convertible securities; (ii) do not enter into any swap or other agreements transfering to others, in the part or in the whole, any of the equity rights related to the Shares or ADSs, irrespective of any of the transactions described in items (i) and (ii) having been effectively settled by delivery of the Shares, or any other securities issued by the Company, in cash or otherwise; and (iii) do not request or exercise any right to file for registration of the Shares, including as ADS, or other share-convertible securities, other than the Shares Subject to the Global Offering. Additionally, the above-mentioned restrictions shall remain in full force through the expiration of the 18-day period starting on the disclosure of the result statement or occurence of a material envent related to the Company, in the following situations: (x) if, in the preceding 17 days of the Lock-up Period the Company discloses a results statement or a material event occurs in relation to the Company; or (y) if, prior to the end of the Lock-up Period, the Company announces it will disclose the result statement within the following 16 days of the experiorion of the Lock-up Period. Notwithstanding the above restrictions, the following situations shall not apply: (A) issuance by the Company of stock option within the scope of the existing share option plan of the Company to its managers and employees, proivded that the Arrangers of the Global Offering have been notified in written about the existence of options prior to the execution date of the lock-up agreement; and (B) issuance by the Company of Shares upon the exercise of stock options within the scope of the stock option plan of the Company, or exercise of any other option or right of conversion, provided that the Arrangers of the Global Offering have been notified in written about the existence of options prior to the execution date of the lock-up agreement.

Clause 9.2 Other Obligations of the Selling Shareholders. Without prejudice to the other obligations accepted by the Selling Shareholders herein and in the Underwriting Agreement, the Selling Shareholders shall be bound, before the Arrangers of the Brazilian Offering, to the following:

(a) save for certain exceptions and save for the prior consent of the Arrangers of the Global Offering, under the terms of the Underwriting Agreement, for the Lock-up Period, due respect being given to certain exceptions listed below, directly or indirectly (i) not to offer, pledge, announce the intention to sale, sell or contract for sale, sell any option or acquisition contract, acquire any option or sale contract of, grant any option, right or subscription warrant for the acquisition of or that any other way result in the transfer of the Shares, including as ADSs, or any other share-convertible or

ADSs-convertible securities; (ii) do not enter into any swap or other agreements transfering to others, in the part or in the whole, any of the equity rights related to the Shares or ADSs of the Company, irrespective of any of the transactions described in items (i) and (ii) having been effectively settled by delivery of the Shares, or any other securities issued by the Company, in cash or otherwise; and (iii) do not request that the Company files for, or exercises any right to file for registration of the Shares, including as ADS, or other share-convertible securities, other than the Shares Subject to the Global Offering. Additionally, the above-mentioned restrictions shall remain in full force through the expiration of the 18-day period starting on the disclosure of the result statement or occurence of a material envent related to the Company, in the following situations: (x) if, in the preceding 17 days of the Lco-up Period, the Company discloses a results statement or a material event occurs in relation to the Company; or (y) if, prior to the end of the Lock-up Period the Company announces it will disclose the result statement within the following 16 days of the experiorion of the Lock-up Period. Notwithstanding the above restrictions, the following situations shall not apply: (A) transfer of the Shares, free-of-charge, in good faith, provided that the acquiror agrees prior to the respective transfer with the terms and conditions of the Lock-up Period; (B) transfer of Shares to a trustee, and/or the family of said Selling Shareholder; (C) transfer of the Shares to any of the Affiliates of the Selling Shareholders, provided that the acquiror agrees prior to the respective transfer with the terms and conditions of the Lock-up Period; and (D) loan of the Shares for stabilization of the Price per Share, as set forth in the Stabilization Agreement.

(b) that it shall not, directly or indirectly, take any measures that could result in the stabilization or manipulation of the price of the Shares Subject to the Global Offering or the Common Shares, with the objective of facilitating the sale or resale of the Shares, except for the stabilization activities provided for in the Stabilization Agreement, which do not represent price manipulation.

Clause 9.3 Other Obligations of the Arrangers of the Brazilian Offering. Without prejudice to the other obligations accepted by the Arrangers of the Brazilian Offering, as set forth herein, each of the Arrangers shall accept, not jointly, before the Company and the Selling Shareholders, the following:

(a) structure the Global Offering, together with the Selling Shareholders, and support the Selling Shareholders in the preparation of the documents and publications necessary to the implementation of the Global Offering;

(b) follow up the processing of the Reserve Requests that each Accredited Brokerage Company has received, as well as the respective purchase and sale agreement attached to each Reserve Request;

(c) report to CBLC about any facts which may affect the settlement of the Global Offering;

(d) maintain the Prospectuses available to the public, through physical and/or electronic means, up to the publication of the Announcement on Completion;

(e) consider, meet and comply with the Brazilian and international legislation as regards to the Global Offering;

(f) perform, or request the performance of, on the Settlement Date, the payment to the CBLC of the Price per Share, to be credit on behalf of the Selling Shareholders;

(g) actively participate, together with the Company and the Selling Shareholders, in the preparation of the Prospectuses and provide the necessary information related to the Global Offering to the institutions of the financial and capital markets;

(h) not disclose to the public any information on the Global Offering or the Company up to the publication of the Announcement on Completion.

Clause 9.4 Other Obligations of the Lead Arranger. Without prejudice to the other obligations set forth herein, the Lead Arranger shall be bound to the following:

(a) analyze, together with the Selling Shareholders, the feasibility of the distribution of the Shares and respective conditions, as well as support the Selling Shareholders to perform the Global Offering;

(b) request the CVM Registration, together with the Selling Shareholders;

(c) support the Selling Shareholders in the preparation of the communications and notices, as requested by CVM Instruction 400, and promote the respective disclosures;

(d) follow up the compliance with the plan of distribution of the Shares, as set forth in Clause 4.3 hereof;

(e) report to CVM, up to the concession of the CVM Registration, the Institutions Participating in the Brazilian Offering, describing the number of Shares initially allocated to each institution;

(f) promptly report to CVM about any termination of or amendment to the provisions hereof; and

(g) monthly provide to CVM, within 15 days after the closing of each month, as from the publication of the Announcement on Commencement, a report on the consolidated distribution of the Shares, in accordance with the model included in Appendix VII to CVM Instruction 400.

CLAUSE TEN

TERMINATION AND AMENDMENT

Clause 10.1 This Agreement shall be terminated at the exclusive discretion of the Arrangers of the Brazilian Offering, through notice to the Company and the Selling Shareholders, in the event of any of the conditions set forth in this Clause 10.1.

(a) in the event CVM denies or cancels the CVM Registration, or is not able to assign such registration or also impose requirements to significantly hamper or make unfeasible the CVM Registration;

(b) in the event of critical political, economic or financial developments, or force majeure, in Brazil or abroad, which, in the opinion of the Arrangers of the Brazilian Offering, are material and adverse, which would make the Global Offering and the sale of the Shares Subject to the Global Offering inadvisable or unfeasible, as set forth herein;

(c) in the event of termination of the Underwriting Agreement;

(d) in the event of suspension of or material limitation to the trading of the marketable securities in the Bovespa, the NYSE, American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange and the Chicago Board of Trade;

(e) in the event of, at the discretion of CVM, significant, subsequent and unexpected change in the existing conditions during the presentation of the request for the CVM Registration, or which would support such CVM Registration, significantly increasing the risks accepted by the Selling Shareholders and related to the Global Offering, which would make CVM to accept the request for modification or cancellation of the Global Offering, as set forth in article 25 of CVM Instruction 400.

(f) in the event of moratorium of banking activities by Brazilian federal or state authorities or U.S. federal authorities or authorities from the State of New York;

Clause 10.2 In the event of termination hereof under the terms of Clause 10.1, no burden shall be levied on any of the parties, except for the obligation to perform the payment of possible expenses incurred or accepted under the terms of Clause 8.3, that may be carried out within 10 business days after the termination date.

Clause 10.3 The obligations of indemnification set forth in Clause Twelve hereof shall survive to the termination of this Agreement.

CLAUSE ELEVEN

PARTICIPATION OF OTHER INSTITUTIONS; POWER OF ATTORNEY

Clause 11.1 The Arrangers of the Brazilian Offering shall contract Engaged Arrangers and Accredited Brokerage Companies, which shall be coordinated by the Arrangers of the Brazilian Offering, and with which the Statements of Adhesion shall be entered into up to the date of the concession of the CVM Registration.

Clause 11.2 The participation of the Engaged Arrangers and the Accredited Brokerage Companies in the Brazilian Offering, as well as the obligations accepted in the context of the Brazilian Offering, shall not affect, under any circumstances, the obligations accepted by the Arrangers of the Brazilian Offering before the Selling Shareholders, under the terms set forth herein. Each of the Arrangers of the Brazilian Offering shall be individually and proportionally responsible (in accordance with the limit of the firm guarantee of liquidation provided by each Arranger of the Brazilian Offering, as set forth in item 4 of Appendix II hereto), before the Selling Shareholders, as regards to the payment of the Price per Share, however the case may be, distributed to the market through the Engaged Arrangers and/or Accredited Brokerage Companies contracted by the Engaged Arrangers. Notwithstanding any provisions to the contrary, the Parties shall agree and acknowledge that all declarations and guarantees provided and obligations accepted by the Selling Shareholders herein shall also benefit the Co-Managers.

Clause 11.3 In order to allow the compliance with the obligations hereof, the Arrangers of the Brazilian Offering appointed by the Selling Shareholders as their attorneys-in-fact, with specific powers to be exercised jointly or separately, to settle the agreements for the sale and purchase of the Shares of the Global Offering, the processing of which would be performed pursuant to the terms of this Agreement and of the purchase and sell agreements. This power of attorney is irrevocable and unconditional, and may be subestablished, totally or partially, exclusively to possible Engaged Arrangers and/or Accredited Brokerage Companies. This power of attorney shall be effective up to the publication of the Announcement on Completion.

CLAUSE TWELVE

INDEMNIFICATION

Clause 12.1. Indemnification.

(a) Indemnification of the Arrangers of the Brazilian Offering by the Company. The Company agrees to indemnify and hold harmless each Arrangers of the Brazilian Offering, its Affiliates, directors and officers of the Arrangers of the Brazilian Offering and their Affiliates, and each person, if any, who controls such Arranger of the Brazilian Offering, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses duly proved and incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that arise out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the Prospectuses and the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the Prospectuses and the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any statement or alleged untrue statement or omission or alleged omission arising out of (A) any Informations of the Selling Shareholder or (B) any information relating to any Arranger of the Brazilian Offering furnished to the Company in writing by such Arranger of the Brazilian Offering expressly for use therein, it being understood and agreed that the only such information furnished by any Arranger of the Brazilian Offering consists of the information described as such in subsection (c) below.

(b) Indemnification of the Arrangers of the Brazilian Offering by the Selling Shareholders. Each of the Selling Shareholders severally and not jointly in proportion to the number of Offered Shares to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each of the Arrangers of the Brazilian Offering, its Affiliates, directors and officers of the Arrangers of the Brazilian Offering and their Affiliates, and each person, if any, who controls such Arranger of the Brazilian Offering from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses duly proved incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that arise out of any untrue statement or omission or alleged untrue statement of a material fact or alleged omission relating to the Informations of the Selling Shareholders, or any other information furnished to the Company or the Arrangers of the Brazilian Offering in writing by or on behalf of such Selling Shareholder expressly for use in the Prospectus (and any amendment thereto); provided, however, that the obligation to indemnification of such Selling Shareholder under the terms of this Clause shall not exceed the gross proceeds arising from the sale of the Shares subject to the Global Offering (net of commissions, discounts, charges and fees), but before expenses, received by each Selling Shareholder from its respective sale of Offered Shares.

(c) Indemnification of the Company and the Selling Shareholders by the Arrangers of the Brazilian Offering. Each Arranger of the Brazilian Offering agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers or others, if any, who control the Company and each of the Selling Shareholders with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with any information relating to such Arranger of the Brazilian Offering furnished to the Company in writing by such Arranger of the Brazilian Offering expressly for use in the Prospectus (or any amendments thereto), it being understood and agreed upon that the only such information furnished by any Arranger of the Brazilian Offering consists of the information relating to the allocation of the number of shares between the Arrangers of the Brazilian Offering included in “Terms and Conditions of the Global Offering”.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand (“Proceeding”) shall be brought or asserted against any of the persons in respect of which indemnification may be sought pursuant to paragraphs (a), (b) or (c) of this Clause 12, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing pursuant to the aforementioned paragraphs; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a), (b) or (c) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. Moreover, the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a), (b) or (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person (i) shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and (ii) shall pay the fees and expenses duly proved of such counsel related to such proceeding, as incurred. Notwithstanding, any Indemnified Person shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impeded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of counsel (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Arranger of the Brazilian Offering, its Affiliates, directors and officers of the Arrangers of the Brazilian Offering and their Affiliates, and any control persons of such Arranger of the Brazilian Offering shall be designated in writing by the Arrangers of the Brazilian Offering, any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Selling Shareholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person the amounts payable in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Clause 12.2 The provisions contained in this Clause Twelve shall not prevent the right to indemnification or right of recourse of any of the parties, in accordance with the legislation.

CLAUSE THIRTEEN

SUNDRY

Clause 13.1 All the payments to be performed by the Company and by the Selling Shareholders to the Arrangers of the Brazilian Offering as set forth herein shall be performed without any deduction of Taxes payable in Brazil. In the event of any Tax, in accordance with applicable Brazilian legislation, is withheld, the Company and the Selling Shareholders agree to increase the amount to be paid to the Arrangers of the Brazilian Offering in the amount of the tax (“Additional Amount”), so that the Arrangers of the Brazilian Offering are able to receive the total amount payable, net of Taxes. Notwithstanding the provisions set forth herein, the Arrangers of the Brazilian Offering (and the other Institutions Participating in the Brazilian Offering adhering to this Agreement) shall be responsible for the payment of the following taxes, due by the placement of the Shares Subject to the Brazilian Offering pursuant to the terms of this Agreement: (A) any tax levied on the income applicable to such Arrangers of the Brazilian Offering (or Institutions Participating in the Brazilian Offering) by any tax authority, due to the sale or placement of the Shares Subject to the Brazilian Offering as set forth herein, including, but not limited to, Withholding Income Tax (IR) payable by the Arrangers of the Brazilian Offering (or other Institutions Participating in the Brazilian Offering) as primary taxpayers by any Brazilian tax authority, as well as any Social Contribution on Net Income (CSSL); (B) Excise Tax (ISS; (C) applicable Social Integration Program (PIS); and (D) applicable Social Contribution on Revenues (COFINS); and (E) Provisory Contribution on Transfering of Values and Credits of Financial Nature (CPMF) applicable.

Clause 13.2 This Agreement shall be effective on the date hereof and shall remain effective up to the faithful compliance by the parties with all the respective obligations hereof, considering, however, that the obligations related to indemnification set forth in Clause Twelve hereof shall remain effective during the potential exposure of the parties, in accordance with the respective prescriptive periods.

Clause 13.3 Any communication related to this Agreement shall be performed in writing and shall be considered received (i) on the date of the transmission with the issuance of related confirmation, if sent via facsimile or (ii) on the date of the effective receipt, if sent via registered letter with confirmation of receipt or courier. Any communication shall be sent to the addresses set forth below (or to another address provided by one party to the other parties as set forth in this Clause 14.3):

To the Company

Ms. Anna Cecília Bettencourt

Avenida Brigadeiro Faria Lima , nº 2.170

12.227-901 - São José dos Campos/SP, Brasil

Fax: (5512) 3922-6070

To the Selling Shareholders

Caixa de Previdência dos Funcionários do Banco do Brasil - PREVI

Mr. José Reinaldo Magalhães

Praia do Botafogo, nº 501, 4º andar

22.250-040 - Rio de Janeiro/RJ, Brasil

Fax: (5521) 3870-1011

Fundação Sistel de Seguridade Social

Mr. Carlos Alberto Cardoso Moreira

SEPS/EQ. 702/902 - Conjunto B - Bloco A

70.390-025 – Brasília/DF – Brasil

Fax: (5561) 3322-3904

BNDES Participações S.A. - BNDESPAR

Sr. Superintendent of the Capital Markets Area

Avenida República do Chile, n° 100, parte

20.031-917 - Rio de Janeiro/RJ - Brasil

Fax: (5521) 2240-7392

Dassault Aviation S.A.

Mr. Henri-Michel Siraga

78, quai Marcel Dassault, Cedex 30092552 Saint-Cloud - França

Fax: (331) 4711-8739

European Aeronautic Defence And Space Company EADS France

Mr. Peter Kleinschmidt

37, Boulevard de Montmorency 75781 – Paris Cedex 16 - França

Fax: (331) 4224-2372

To Banco J.P. Morgan S.A.

Mr. Ricardo Stern

Avenida Brigadeiro Faria Lima, 3.729, 13º andar

São Paulo/SP - BrasilFax: (5511) 3048-3760

To Banco Merrill Lynch de Investimentos S.A.

Mr. Richard Rainer

Avenida Brigadeiro Faria Lima, nº 3.400, 18º andar

São Paulo/SP - Brasil

Fax: (5511) 2188-4009

To the CBLC

Mr. Agenor Silva

Rua XV de Novembro, n° 275

São Paulo/SP - Brasil

Fax: (5511) 3233-2332

Clause 13.4 The non-exercise of any right arising from this Agreement by any party shall not represent a waiver of such right. In the event any of the provisions hereof is considered invalid, unlawful or unenforceable, (i) the validity, lawfulness and enforceability of the other provisions hereof shall not be affected and (ii) the parties shall negotiate, in good faith, the replacement of the invalid, unlawful or unenforceable provisions by valid, lawful and enforceable provisions, which effect shall be as similar as possible of the effect of the invalid, unlawful or unenforceable provisions.

Clause 13.5 As set forth in article 25 of CVM Instruction 400, no modification of, change of or amendment to this Agreement shall be considered effective, except if provided in writing and signed by all the parties.

Clause 13.6 The headings hereof have been included herein solely for reference purposes and not as an integral part of, or to change the meaning or interpretation of this Agreement.

Clause 13.7 Without prejudice to the provisions of Clause Twelve hereof, the rights and obligations of the Arrangers of the Brazilian Offering and the Selling Shareholders, as well as their respective contractual positions, shall not be granted or transferred, totally or partially, by any of the parties, without the prior approval in writing of the other parties. The assignment set forth in this Clause 13.7 is bound to the compliance with the provisions of current regulations.

Clause 13.8 This Agreement bounds the Parties and the respective successors and transferors.

Clause 13.9 This Agreement shall be governed by and interpreted in accordance with the laws of the Federative Republic of Brazil.

Clause 13.10 The parties and the CBLC shall by common consent elect the Forum of the City of São Paulo - SP, to the exclusion of any other, however privileged it may be, for settlement of any doubts and discrepancies that may result from this Placement Agreement.

This Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A. is executed in six counterparts of equal content and form before two witnesses.

***

February 6, 2007

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

Name:	Antonio Luiz Pizarro Manso	Name:
Title:	Chief Financial Officer	Title:

Execution location: New York, United States of America

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL - PREVI

Name:	José Reinaldo Magalhães
Title:	Investments Officer

Execution location: New York, United States of America

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL

Name:	Wilson Carlos Duarte Delfino
Title:	Chief Executive Officer

Execution location: New York, United States of America

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

BNDES PARTICIPAÇÕES S.A. - BNDESPAR

Name:	Eduardo Rath Fingerl	Name:
Title:	Attorney-in-fact	Title:

Execution location: New York, United States of America

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

DASSAULT AVIATION S.A.

Name:	Loïk Segalen
Title:	Attorney-in-fact

Execution location: New York, United States of America

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

EUROPEAN AERONAUTIC DEFENCE AND SPACE COMPANY EADS FRANCE

Name:	Boris L. Zaïtra
Title:	Attorney-in-fact

Execution location: New York, United States of America

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

BANCO J.P. MORGAN S.A.

Name:	Name:
Title:	Title:

Execution location: São Paulo, Brazil

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

BANCO MERRILL LYNCH DE INVESTIMENTOS S.A.

Name:	Name:	Irajá Guimarães
Title:	Title:	Attorney-in-fact

Execution location: São Paulo, Brazil

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

COMPANHIA BRASILEIRA DE LIQUIDAÇÃO E CUSTÓDIA

Name:	Name:
Title:	Title:

Execution location: São Paulo, Brazil

[Signature Page of the Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de Aeronáutica S.A., dated February 6, 2007]

Witnesses:

Name:	Name:
CPF:	CPF:

Execution location: Sâo Paulo, Brazil

STATE OF NEW YORK )
) :SS
COUNTY OF NEW YORK)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Antonio Luiz Pizarro Manso and                     , to me personally known who being duly sworn, did say that they are the Executive Corporate Vice-President and Chief Financial Officer and                      of EMBRAER - EMPRESA BRASILEIRA DE AERONÁUTICA S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK )
) :SS
COUNTY OF NEW YORK)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared José Reinaldo Magalhães, to me personally known who being duly sworn, did say that he is the Chief Investment Officer of Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK )
) :SS
COUNTY OF NEW YORK)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Wilson Carlos Duarte Delfino, to me personally known who being duly sworn, did say that he is the Diretor Presidente of FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK )
) :SS
COUNTY OF NEW YORK)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Eduardo Rath Fingerl, to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of BNDES PARTICIPAÇÕES S.A. – BNDESPAR, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK )
) :SS
COUNTY OF NEW YORK)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Loïk Segalen, to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of DASSAULT AVIATION S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK )
) :SS
COUNTY OF NEW YORK)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Boris L. Zaïtra, to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of EUROPEAN AERONAUTIC DEFENCE AND SPACE COMPANY EADS FRANCE, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK )
) :SS
COUNTY OF NEW YORK)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared                     , to me personally known who being duly sworn, did say that he is the                      of BANCO J.P. MORGAN S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK )
) :SS
COUNTY OF NEW YORK)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared                     , to me personally known who being duly sworn, did say that he is the                      of BANCO MERRILL LYNCH DE INVESTIMENTOS S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

Private Placement Agreement of Common Shares Issued ed by Embraer – Empresa Brasileira de

Aeronáutica S.A.

APPENDIX I

Ref.:	Selling Shareholders

SELLING SHAREHOLDERS	SHARES	SUPPLEMENTARY SHARES
CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL - PREVI	[•]	[•]
FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL	[•]	[•]
BNDES PARTICIPAÇÕES S.A.- BNDESPAR	[•]	[•]
DASSAULT AVIATION S.A.	[•]	[•]
EUROPEAN AERONAUTIC DEFENCE AND SPACE COMPANY EADS FRANCE	[•]	[•]
TOTAL	[•]	[•]

Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de

Aeronáutica S.A.

APPENDIX II

Ref.:	Amounts of the Offering

1.	NUMBER OF SHARES HELD BY THE SELLING SHAREHOLDERS TO BE DISTRIBUTED IN THE CONTEXT OF THE GLOBAL OFFERING: 72,903,806

2.	NUMBER OF SHARES ALLOCATED IN THE CONTEXT OF THE BRAZILIAN OFFERING

3.	NUMBER OF ALLOCATED SHARES, AS ADRS, IN THE CONTEXT OF THE GLOBAL OFFERING

4.	NUMBER OF SHARES OF THE FIRM GUARANTEE PROVIDED BY EACH OF THE ARRANGERS OF THE BRAZILIAN OFFERING

ARRANGER OF THE BRAZILIAN OFFERING	SHARES
Banco J.P Morgan S.A.	[	•]

Banco Merrill Lynch de Investimentos S.A.	[	•]
Total:	[	•]

5.	Price per Share

R$[•] per Share

Private Placement Agreement of Common Shares Issued by Embraer – Empresa Brasileira de

Aeronáutica S.A.

APPENDIX III

Ref.: Subsidiaries

Indústria Aeronáutica Neiva Ltda. – Neiva

ELEB – Embraer Liebherr Equipamentos do Brasil S.A.

Embraer Overseas Limited

Embraer Asia Pacif Pte Ltd.

EMBRAER GPX S.A.